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TABLE OF CONTENTS Prospectus Supplement
TABLE OF CONTENTS

Filed pursuant to Rule 424(b)(7)
Registration No. 333-131278

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

4.00% Convertible Senior Notes due 2035	$250,000,000(1)	$250,000,000(1)	$26,750(2)

Common Stock, par value $.01 per share	8,828,850(3)	(4)	(4)

(1)
Represents the aggregate principal amount of the notes, exclusive of accrued interest and distributions, if any, issued by the Registrant to the selling securityholders. Other than selling commissions and fees and stock transfer taxes, we will pay all expenses of the registration and sale of the notes and the common stock. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2)
In accordance with Rules 456(b) and 457(r), the Registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-131278 filed by United Dominion Realty Trust, Inc. on January 25, 2006, except for $111,860 that had already been paid with respect to $882,877,580 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-115696, filed by United Dominion Realty Trust, Inc. on May 20, 2004, and were not sold thereunder. In accordance with Rule 457(p) under the Securities Act of 1933, $26,750 of the $111,860 unused amount of the registration fee paid with respect to Registration Statement No. 333-115696 is applied to pay the registration fee payable under this prospectus supplement, calculated in accordance with Rule 457(r), with respect to Registration Statement No. 333-131278. The Registrant previously applied $13,375 of the $111,860 unused registration fee to pay the registration fee in connection with the filing of Registrant's pricing supplement dated June 2, 2006, filed with the SEC on June 6, 2006, resulting in an unused registration fee in the amount of $98,485 prior to the filing of this prospectus supplement.

(3)
This number represents the maximum number of shares of common stock that are issuable upon conversion of the notes registered hereby. For purposes of estimating the number of shares of common stock to be included in the registration statement upon the conversion of the notes, the Registrant calculated the number of shares issuable upon conversion of the notes based on a maximum conversion rate of 35.3154 shares per $1,000 principal amount of the notes at maturity. In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, the amount to be registered includes an indeterminate number of shares of common stock issuable upon conversion of the notes, as this amount may be adjusted as a result of stock splits, stock dividends and anti-dilution provisions.

4)
No additional consideration will be received for the common stock, and, therefore, no registration fee is required pursuant to Rule 457(i).

Prospectus Supplement
(To Prospectus dated January 25, 2006)

United Dominion Realty Trust, Inc.

$250,000,000 Principal Amount of 4.00% Convertible Senior Notes due 2035
and
Shares of Common Stock Issuable Upon Conversion of the Notes

        United Dominion Realty Trust, Inc. issued $250,000,000 principal amount of 4.00% Convertible Senior Notes due 2035 in a private placement completed in December 2005. This prospectus supplement, together with the accompanying prospectus, will be used by selling securityholders to resell their notes and the common stock issuable upon conversion of the notes at any time at market prices or at privately negotiated prices. The selling securityholders may sell the notes or the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from this offering.

        The notes will mature on December 15, 2035, unless repurchased, redeemed or converted in accordance with their terms prior to such date. We will pay interest on the notes on June 15 and December 15 of each year, beginning June 15, 2006. The notes mature on December 15, 2035. We may redeem the notes for cash on or after January 15, 2011 and prior to such time only in limited circumstances. You may require us to repurchase the notes for cash, on January 15, 2011 and December 15, 2015, 2020, 2025 and 2030, as well as following the occurrence of a certain events.

        You may convert the notes at any time on or after December 15, 2030 and prior to such time only upon the occurrence of certain events. Upon conversion, we generally will pay the principal amount in cash and, at our discretion, any excess value in any combination of cash or common stock. The current conversion rate is 35.3154 shares for each $1,000 principal amount of notes, subject to adjustment under certain circumstances. This is equivalent to a conversion price of approximately $28.32 per share.

        The notes are our senior unsecured obligations, rank equally with our other senior unsecured indebtedness and are effectively subordinated to our secured indebtedness. The notes are not listed on any securities exchange or included in any automated quotation system. The notes are designated for trading on The PORTALSM Market of the National Association of Securities Dealers, Inc. Our common stock is listed on the New York Stock Exchange under the symbol "UDR." On June 13, 2006, the last reported sales price for our common stock was $26.88 per share.

        To read about certain factors you should consider before investing in the notes and our common stock, see "Risk Factors" beginning on page S-6 of this prospectus supplement and page 3 of the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

June 14, 2006.

TABLE OF CONTENTS

Prospectus Supplement

        You should only rely on the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus supplement and accompanying prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus supplement and accompanying prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

i

SUMMARY OF NOTES

        We provide the following summary solely for your convenience. This summary is not a complete description of the notes or the shares of common stock issuable upon conversion of the notes. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the notes, see the section entitled "Description of Notes" in this prospectus supplement. In this summary, the terms "we," "us," "our" and "United Dominion" refer only to United Dominion Realty Trust, Inc. and not to any of its subsidiaries.

Securities Offered	$250.0 million aggregate principal amount of 4.00% Convertible Senior Notes due 2035, and common stock issuable upon conversion of the notes.
Issuer	United Dominion Realty Trust, Inc.
Maturity Date	December 15, 2035, unless repurchased, redeemed or converted in accordance with their terms prior to such date.
Interest	The notes bear interest at an annual rate of 4.00%. Interest is payable semi-annually in arrears on June 15 and December 15 of each year beginning June 15, 2006.
Ranking
The notes are our senior unsecured obligations and rank equal in right of payment with all of our existing and future indebtedness that is not contractually subordinated to the notes and senior to all of our subordinated indebtedness. The notes are effectively subordinated to all of our existing and future secured indebtedness to the extent of the collateral securing such indebtedness and to all liabilities and preferred equity of our subsidiaries.

As of March 31, 2006, we had outstanding $1,122 million of unsecured indebtedness and $2,092 million of secured indebtedness. At that date, our subsidiaries had outstanding $157.2 million of liabilities and preferred equity having an aggregate liquidation preference of $182.0 million.
Conversion Rights
Holders may convert their notes at the applicable conversion rate (described below) prior to the close of business on the second business day prior to the stated maturity date at any time on or after December 15, 2030 and prior to December 15, 2030 only under the following circumstances:
•
during any calendar quarter (and only during such calendar quarter) commencing after March 31, 2006, if, and only if, the closing sale price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter, is greater than 130% of the conversion price per share of our common stock in effect on the applicable trading day;

•
during the five consecutive trading-day period following any 20 consecutive trading-day period (the "measurement period") in which the trading price of the notes on each trading day of such measurement period was less than 95% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate;
	•	if we have called the notes for redemption, until the close of business on the second trading day immediately preceding the redemption date;
	•	during prescribed periods upon the occurrence of specified corporate transactions as described under "Description of Notes—Conversion Rights—Conversion Upon Specified Corporate Transactions;" or
	•	if a fundamental change occurs.

By delivering to the holder cash and shares of our common stock, if any, we will satisfy our obligations with respect to the notes converted and, subject to limited exceptions, upon conversion of notes, holders will not be entitled to receive accrued and unpaid interest on the notes. Accordingly, upon conversion of a note, accrued and unpaid interest will be deemed paid in full rather than cancelled, extinguished or forfeited.
Conversion Rate
The current conversion rate for each $1,000 principal amount of notes is 35.3154 shares of our common stock, payable in cash and shares of our common stock, if any, as described below under "Description of Notes — Settlement Upon Conversion." This is equivalent to a conversion price of $28.32 per share of our common stock. In addition, if certain fundamental change transactions occur prior to January 15, 2011 and a holder elects to convert notes in connection with any such transaction, we will increase the conversion rate in connection with such transaction by a number of additional shares of our common stock, based on the date such transaction becomes effective and the price paid per share of our common stock in such transaction as described under "Description of Notes—Conversion Rate Adjustments—Conversion Rate Adjustment Upon Certain Fundamental Changes," unless such transaction constitutes a public acquirer change of control and we elect to modify the conversion right for a right to convert the notes into cash and shares of public acquirer common stock, if any. The conversion rate may also be adjusted under other circumstances as described below under "Description of Notes—Conversion Rate Adjustments."
Conversion Rate Adjustments
As described under "Description of Notes—Conversion Rate Adjustments," the conversion rate may be adjusted upon the occurrence of certain events, including the payment of quarterly cash dividends in excess of $0.30 per share on shares of our common stock, but will not be adjusted for accrued and unpaid interest on the notes.

Settlement Upon Conversion
Subject to certain exceptions described under "Description of Notes," for each $1,000 principal amount of notes converted, a holder will be entitled to receive cash and, if applicable, shares of our common stock, the aggregate value of which (the "conversion value") will be determined by multiplying the applicable conversion rate by the average of the daily volume weighted average prices per share of our common stock for each of the 20 consecutive trading days beginning on the second trading day immediately following the day the notes are tendered for conversion (the "twenty-day weighted average price").

We will deliver the conversion value of the notes surrendered for conversion to converting holders as follows: (1) a cash amount (the "principal return") equal to the lesser of (a) the aggregate conversion value of the notes to be converted and (b) the aggregate principal amount of the notes to be converted; (2) if the aggregate conversion value of the notes to be converted is greater than the principal return, an amount payable in cash or, at our election, in whole shares of our common stock, determined as set forth in this prospectus, or a combination thereof, equal to the aggregate conversion value less the principal return (the "net amount"); and (3) a cash amount in lieu of any fractional shares of our common stock. Settlement of our conversion obligation will occur no later than the third business day following the determination of the twenty-day weighted average price.
Optional Redemption
Prior to January 15, 2011, we may not redeem the notes except to preserve our status as a REIT. However, on or after January 15, 2011, we may redeem the notes in whole or in part, upon not less than 30 nor more than 60 days' prior written notice to holders of the notes, for cash equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the redemption date.
Repurchase at Option of Holders on Certain Dates
Holders of notes may require us to repurchase all or a portion of their notes for cash on January 15, 2011, December 15, 2015, December 15, 2020, December 15, 2025 and December 15, 2030 at a repurchase price equal to 100% of the principal amount of the notes to be repurchased plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date.
Repurchase at Option of Holders Following a Fundamental Change
Following the occurrence of a fundamental change, as defined in this prospectus, holders may require us to repurchase all or a portion of their notes for cash at a repurchase price equal to 100% of the principal amount of the notes to be repurchased plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date.

Ownership Limit
To maintain our qualification as a REIT under the Internal Revenue Code, ownership by any person of more than 9.9% of the value of our outstanding equity stock or ownership by any person of our common stock which would result in our equity stock being owned by fewer than 100 persons or which would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code is, subject to certain exceptions, restricted. Shares owned in excess of such limits shall be deemed "excess stock" pursuant to our charter, in which case the holder will lose certain ownership rights with respect to such shares. Under the terms of our charter, ownership is determined through the application of certain provisions of the Internal Revenue Code and not by the definition of "beneficial ownership" as set forth in the Exchange Act. See "Description of Notes — Ownership Limit."
The PORTALSM Market
The notes are designated for trading in The PORTALSM Market. The notes sold using this prospectus, however, will no longer be eligible for trading on The PORTALSM Market. We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes in any automated quotation system.
NYSE Symbol for Common Stock	Our common stock is listed on the New York Stock Exchange under the symbol "UDR."
Use of Proceeds	We will not receive any cash proceeds from the sale of the notes or common stock issuable upon conversion of the notes offered under this prospectus supplement.
Registration Rights	We have agreed to keep a shelf registration statement relating to the notes and the shares of common stock issuable upon conversion of the notes effective until the earlier of:
• the date when all registrable securities have been effectively registered under the Securities Act and disposed of; or
• the date when all registrable securities may be resold without restriction pursuant to Rule 144(k) under the Securities Act.

If we fail to comply with specified obligations under the registration rights agreement, additional interest will be payable on the notes. See "Description of Notes— Registration Rights; Additional Interest."
Book-Entry Form
The notes are issued in book-entry only form and are represented by a permanent global certificate deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interest in the global certificate representing the notes will be shown on, and transfer will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances described in "Description of Notes—Book-Entry System."

Material U.S. Federal Income Tax Considerations
The notes and the common stock, if any, issuable upon conversion of the notes are subject to special and complex United States federal income tax rules. The notes have original issue discount ("OID") for U.S. federal income tax purposes. U.S. holders generally must include OID in income for U.S. federal income tax purposes under a constant yield accrual method regardless of their regular method of tax accounting. As a result, U.S. holders will include OID in income in advance of the receipt of cash attributable to such income. Holders are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes and the shares of our common stock, if any, issuable upon conversion of the notes. See "Material U.S. Federal Income Tax Considerations."

RISK FACTORS

        Investing in the notes or our common stock issuable upon conversion of the notes involves risks. Before purchasing the notes or our common stock, you should carefully consider the risk factors below and information set forth under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our filings under the Exchange Act, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to the Notes

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

        The notes are our senior unsecured obligations and rank equally with all of our other indebtedness that is not expressly subordinated to the notes. However, the notes are effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of March 31, 2006, our total secured indebtedness was approximately $2,092 million. The indenture governing the notes does not prohibit us from incurring additional secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

        The notes also are effectively subordinated to all unsecured and secured liabilities and preferred equity of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary's creditors, including trade creditors, and preferred equity holders. As of March 31, 2006, our subsidiaries had outstanding $157.2 million of liabilities and preferred equity having an aggregate liquidation preference of $182.0 million. The indenture governing the notes does not prohibit us or our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future.

We may not have the cash necessary to pay the principal return and any net amount upon conversion of notes or to repurchase the notes on specified dates or following a fundamental change.

        Upon a conversion of notes in accordance with their terms, we will be required to pay the principal return of such notes in cash. Furthermore, there may be circumstances that prevent us from issuing shares of our common stock for all or any portion of any net amount deliverable upon conversion of notes, thereby requiring us to satisfy our net amount obligation in cash. Holders of notes also have the right to require us to repurchase the notes for cash on January 15, 2011, December 15, 2015, December 15, 2020, December 15, 2025 and December 15, 2030 or following the occurrence of a transaction constituting a fundamental change. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to pay the principal return and any such net amount in cash or make the required repurchase of notes, as the case may be, at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms. In addition, our ability to pay the principal return and any such net amount in cash or make the required repurchase, as the case may be, may be limited by law or the terms of other debt agreements or securities. Our failure to pay the principal return and any such net amount in cash or make the required repurchase, as the case may be, would constitute an event of default under the indenture governing the notes which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment which would further restrict our ability to make such payments and repurchases in respect of the notes.

There is currently no trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, be maintained or be liquid.

        The notes are a new issue of securities, and there is currently no existing trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained or be liquid. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

        The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, some of which are beyond our control and others of which would not affect debt that is not convertible or exchangeable into capital stock. These factors may include, among others, the market price of our common stock, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality, the market for similar securities and the overall securities market. Historically, the market for convertible or exchangeable debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

        Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of notes will be subject to all changes affecting our common stock. Holders of notes will be entitled to the rights afforded holders of our common stock only if and when shares of our common stock are delivered to them upon a conversion of notes. For example, in the event that an amendment is proposed to our charter or bylaws requiring shareholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to a holder's receipt of shares of our common stock upon a conversion of notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The price of our common stock may fluctuate significantly.

        The market price of our common stock may fluctuate significantly in response to many factors, including the following:

  •
  actual or anticipated changes in operating results or business prospects;

  •
  changes in financial estimates by securities analysts;

  •
  an inability to meet or exceed securities analysts' estimates or expectations;

  •
  conditions or trends in our industry or sector;

  •
  the performance of other multifamily residential REITs and related market valuations;

  •
  announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;

  •
  hedging or arbitrage trading activity in our common stock;

  •
  changes in interest rates;

  •
  capital commitments;

  •
  additions or departures of key personnel; and

  •
  future sales of our common stock or securities convertible into, or exchangeable or exercisable for, shares of our common stock.

        Holders who receive shares of our common stock upon conversion of their notes will be subject to the risk of volatile and depressed market prices of our common stock. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure converting holders that the market prices of our common stock will not fall in the future.

The conditional conversion feature of the notes may prevent conversion of notes prior to December 15, 2030; we also have the right to deliver all cash upon conversion of notes and holders may not receive any shares of our common stock upon conversion.

        The notes are convertible prior to the close of business on the second business day prior to the stated maturity date at any time on or after December 15, 2030 and also prior to December 15, 2030 but only if the closing sale price of our common stock reaches a specified threshold over a specified time period, if the trading price of the notes is below a specified threshold for a specified time period, if those notes have been called for redemption, if certain specified corporate transactions or events occur or if a fundamental change occurs and then, in each case, only at prescribed times. See "Description of Notes—Conversion Rights" in this prospectus. If these conditions are not met, holders of notes will not be able to convert their notes prior to December 15, 2030 and therefore may not be able to receive the value of the consideration in to which the notes would otherwise be convertible. In addition, even if such conditions are met, upon conversion of notes, we are required to pay the principal return in cash and, to the extent any net amount exists, we may elect to pay the entire net amount in cash. As a result, we are not required to deliver any shares of our common stock upon conversion of notes. Therefore, holders may not be able to obtain any benefits of future ownership of shares of our common stock upon any such conversion and would be required to incur the related transaction costs to purchase shares of our common stock with the cash consideration received upon such conversion, including shares of our common stock that holders may require to cover short positions.

The increase in the conversion rate for notes converted in connection with certain fundamental change transactions may not adequately compensate holders for the lost option time value of their notes as a result of any such fundamental change.

        If certain transactions that constitute a fundamental change occur prior to January 15, 2011, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock as provided herein. This increased conversion rate will apply only to holders who convert their notes in connection with any such transaction. The number of additional shares of our common stock will be determined based on the date on which the transaction becomes effective and the price paid per share of our common stock in such transaction, as described under "Description of Notes—Conversion Rate Adjustments—Conversion Rate Adjustment Upon Certain Fundamental Changes" in this prospectus. Although the number of additional shares of our common stock is designed to compensate holders for the lost option time value of the notes as a result of such transaction, the amount of the increase in the conversion rate is only an approximation of such lost value and may not adequately compensate holders for such loss. In addition, notwithstanding the foregoing, if (i) such transaction occurs on or after January 15, 2011, (ii) the price paid per share of our common stock in the transaction is less than $23.51 or in excess of $40.00 or (iii) we elect, in the case of a public acquirer change of control, to modify the conversion right in lieu of increasing the conversion rate, the conversion rate will not be increased. In addition, in no event will the total number of shares of common stock issuable upon conversion as a result of this adjustment exceed 42.5351 shares per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth under "Description of Notes—Conversion Rate Adjustments."

The conversion rate may not be adjusted for all dilutive events.

        The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, certain dividends on our common stock, the issuance of certain rights, options or warrants to holders of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain tender or exchange offers as described under "Description of Notes—Conversion Rate Adjustments" in this prospectus. The conversion rate will not be adjusted for other events, such as an issuance of shares of our common stock for cash, that may adversely affect the trading price of the notes and our common stock. An event may occur that is adverse to the interests of the holders of the notes and their value but does not result in an adjustment to the conversion rate.

The definition of a fundamental change requiring us to repurchase notes is limited and therefore the market price of the notes may decline if we enter into a transaction that is not a fundamental change under the indenture.

        The term "fundamental change," as used in the notes and the indenture, is limited and may not include every event that might cause the market price of the notes to decline. As a result, our obligation to repurchase the notes following a fundamental change may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

Upon conversion of notes, holders may receive less consideration than expected because the value of the shares of our common stock may decline between the day that the conversion right is exercised and the day the value of our shares of common stock is determined.

        The conversion value that holders will receive upon conversion of notes will be determined on the basis of the average of the daily volume weighted average prices per price of our common stock on the New York Stock Exchange for each of the 20 consecutive trading days beginning on the second trading day following the date the notes are tendered for conversion. Accordingly, if the price of our common stock decreases after the conversion right is exercised, the conversion value will be adversely affected.

The net share settlement feature of the notes may have adverse consequences.

        The net share settlement feature of the notes, as described under "Description of Notes—Settlement Upon Conversion" in this prospectus, may:

  •
  result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

  •
  reduce our liquidity because we will be required to pay the principal return in cash and may, at our option, pay the net amount in cash as well;

  •
  delay holders' receipt of the proceeds upon conversion; and

  •
  subject holders to market risk before receiving any shares upon conversion.

Ownership limitations in our charter may impair the ability of holders to receive shares of our common stock upon conversion.

        In order to assist us in maintaining our qualification as a REIT for federal income tax purposes, ownership by any person of more than 9.9% of the value of our outstanding equity stock or which could result in our equity stock being owned by fewer than 100 persons or which would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code is, with certain exceptions, restricted. Shares owned in excess of such limit will be deemed "excess stock" pursuant to our charter, in which case the applicable holder will lose certain ownership rights with respect to such shares. Our board of directors may also exempt a stockholder from the ownership limit if it receives satisfactory evidence that such stockholder's ownership of our shares in excess of the ownership limit will not jeopardize our status as a REIT. As a condition to providing such an exemption, our board of directors must receive an opinion of counsel and representations and agreements from the applicant with respect to preserving our REIT status. Under the terms of our charter, ownership is determined through the application of certain provisions of the Internal Revenue Code and not by the definition of "beneficial ownership" as set forth in the Exchange Act.

        Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive shares of our common stock upon conversion of notes to the extent that the receipt of such shares of our common stock would cause such holder (together with such holder's affiliates) to exceed the ownership limit contained in our charter. In such case, such holder would receive cash upon conversion as provided herein. See "Description of Notes—Ownership Limit."

U.S. Federal Income Tax Risks Related to the Notes

Certain of the possible adjustments to the conversion rate may result in a deemed distribution from us to a holder of a note.

        The conversion rate of the notes is subject to adjustment under certain circumstances. If certain of the possible adjustments to the conversion rate of the notes are made, a holder may be deemed to have received a distribution from us. See "Material U.S. Federal Income Tax Considerations."

The notes have OID for U.S. federal income tax purposes. U.S. holders of notes are required to include OID in income in advance of the receipt of cash attributable to such income.

        The notes have OID for U.S. federal income tax purposes. U.S. holders generally must include OID in income for U.S. federal income tax purposes under a constant yield accrual method regardless of their regular method of tax accounting. As a result, U.S. holders will include OID in income in advance of the receipt of cash attributable to such income. See "Material U.S. Federal Income Tax Considerations—U.S. Holders of the Notes—Original Issue Discount."

The conversion of notes for cash and any common stock will be taxable for holders.

        Upon any conversion of the notes for cash and any common stock or shares of public acquirer common stock, as applicable, a U.S. holder will recognize gain or loss. See "Material U.S. Federal Income Tax Considerations."

We may withhold on payments to non-U.S. holders of notes in a redemption or conversion of notes for cash and any common stock or shares of public acquirer common stock.

        We may be required to withhold U.S. federal income tax from any amount paid to non-U.S. holders of notes in a redemption or conversion of notes for cash and any common stock or shares of public acquirer common stock, as applicable. We also intend to withhold U.S. federal income tax from any amount paid to non-U.S. holders with respect to deemed distributions from us that may result in connection with certain adjustments made to the conversion rate of the notes. See "Material U.S. Federal Income Tax Considerations."

USE OF PROCEEDS

        We will not receive any cash proceeds from the sale of the notes or common stock offered by this prospectus supplement and accompanying prospectus.

DESCRIPTION OF NOTES

        The following description is a summary of the material terms and provisions of the notes, the indenture and the registration rights agreement. However, we have not described every aspect of the notes, the indenture or the registration rights agreement. You should refer to the actual indenture and registration rights agreement for a complete description of their provisions and the definitions of terms used therein. In this prospectus supplement, we provide only the definitions for some of the more important terms in the indenture and registration rights agreement. Wherever we refer to defined terms of the indenture or registration rights agreement in this prospectus supplement, we are incorporating by reference those defined terms. The indenture and registration rights agreement are exhibits to the registration statement of which this prospectus supplement and accompanying prospectus are a part.

        As used in this section, unless we specify otherwise, the terms "we," "us," "our" and "United Dominion" refer to United Dominion Realty Trust, Inc. and not to any of its subsidiaries. Unless the context otherwise requires, the term "interest" includes additional interest, if any, due under the registration rights agreement.

General

        The notes were issued pursuant to an indenture dated as of December 19, 2005, between us and SunTrust Bank, as trustee.

        The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof.

        The notes are our senior unsecured obligations and rank equally with all of our other indebtedness that is not expressly subordinated to the notes and senior to all of our other indebtedness that is expressly subordinated to the notes. The notes are effectively subordinated to all of our secured indebtedness (to the extent of the value of the collateral securing the same) and to all preferred equity and liabilities, whether secured or unsecured, of our subsidiaries. The indenture governing the notes does not prohibit us or any of our subsidiaries from incurring additional indebtedness, including secured indebtedness, or issuing preferred equity in the future.

        The notes initially will be limited to an aggregate principal amount of $250.0 million. We may, without the consent of holders of the notes, issue additional notes from time to time in the future in an unlimited principal amount on the same terms and conditions as the notes offered hereby, except for any difference in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes; provided, that such additional notes constitute a part of the same issue as the notes for U.S. federal income tax purposes. The notes and any additional notes would rank equally and ratably and would be treated as a single class of debt securities for all purposes under the indenture.

        The notes are issued only in fully registered, book-entry form, in denominations of $1,000 and integral multiples thereof, except under the limited circumstances described below under "—Book-Entry System." We will make payments in respect of notes that are represented by global securities by wire transfer of immediately available funds to DTC or its nominee as the registered owner of the global securities. We will make payments in respect of notes that are issued in certificated form (if any) by wire transfer of immediately available funds to the account specified by any holder of more than $5.0 million aggregate principal amount of notes. However, if the holder of the certificated note does not specify an account, or holds $5.0 million or less in aggregate principal amount, we will mail a check to that holder's registered address.

        Holders may convert notes at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes.

        If any interest payment date, stated maturity date, redemption date or repurchase date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term "business day" means, with respect to any note, each Monday, Tuesday, Wednesday, Thursday and Friday, other than a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

        The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption, repurchase or conversion of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-U.S. holders of notes may be, under some circumstances, subject to U.S. federal withholding tax with respect to payments of interest on the notes. Moreover, holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of stock if the conversion price or the conversion rate, as applicable, of such instruments is adjusted even though such holders have not received any cash or property as a result of such adjustments, which deemed distribution (in the case of a non-U.S. holder) will be subject to a U.S. federal withholding tax. See "Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Holders of the Notes" in this prospectus supplement. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the notes and payments upon a redemption, repurchase or conversion of notes.

        The indenture does not contain any provisions that would necessarily protect holders of notes if we were involved in a highly leveraged transaction, reorganization, merger or other similar transaction that may adversely affect us or them. Furthermore, the notes contain certain features that could deter or discourage third party acquisition proposals that could be beneficial to holders.

        We or one of our affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any note purchased by us or our affiliates will be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be canceled promptly.

Interest

        Interest on the notes accrues at the rate of 4.00% per year from and including December 19, 2005 or the most recent date to which interest has been paid or provided for, and is payable semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2006. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the June 1 or December 1 (whether or not a business day in The City of New York) immediately preceding the applicable interest payment date. Interest on the notes is computed on the basis of a 360-day year consisting of twelve 30-day months. In addition, we will pay additional interest on the notes as provided below under "—Registration Rights; Additional Interest."

        Upon conversion of notes, accrued interest thereon will be deemed to be paid by delivery of the consideration due to the converting holder upon such conversion. Holders of notes on a record date, however, will be entitled to receive interest payable on the related interest payment date if such notes are converted after such record date and on or prior to the corresponding interest payment date. In such event, holders who surrender their notes for conversion after such record date and prior to the related interest payment date must pay to the conversion agent upon conversion an amount in cash equal to the interest payable by us on such interest payment date. The foregoing sentence shall not apply to (1) notes called for redemption on a redemption date within the period between the close of business on the record date and on or prior to the corresponding interest payment date, (2) notes surrendered for conversion in connection with a fundamental change in which we have specified a fundamental change repurchase date that is after a record date and on or prior to the corresponding interest payment date, or (3) notes with overdue interest or additional interest at the time of the conversion, with respect to such overdue interest or additional interest, as applicable. No other payment or adjustment will be made for accrued interest on a converted note.

        If we redeem the notes, or if a holder surrenders a note for repurchase by us in accordance with the terms of such note, we will pay any accrued and unpaid interest (including additional interest, if any) to the holder that surrenders such note for redemption or repurchase, as the case may be. However, if an interest payment date falls on or prior to the redemption date or repurchase date for a note, we will pay any accrued and unpaid interest (including additional interest, if any) due on that interest payment date instead to the record holder of such note at the close of business on the related record date.

Maturity

        The notes will mature on December 15, 2035 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless (1) earlier redeemed by us at our option or repurchased by us at a holder's option at certain times as described under "—Optional Redemption," "—Repurchase at Option of Holders on Certain Dates" or "—Repurchase at Option of Holders Following a Fundamental Change" below or (2) converted at a holder's option as permitted under "—Conversion Rights" below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Conversion Rights

  General

        Subject to the restrictions on ownership of shares of our common stock and the conditions described below, holders may convert their notes into cash and shares of our common stock, if any, having an aggregate conversion value equal to the applicable conversion rate multiplied by the average of the daily volume weighted average prices per share of our common stock for a specified number of trading days as described herein under "—Settlement Upon Conversion." The initial conversion rate for the notes was 35.2988 shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $28.33 per share of our common stock). Effective April 17, 2006, the conversion rate for the notes was adjusted to 35.3154 shares of our common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $28.32 per share of our common stock), to reflect the cash dividend in the amount of $0.3125 per share of common stock that was distributed to holders of our common stock of record on May 1, 2006. Upon conversion, we will deliver the conversion value to holders in the manner and as provided under "—Settlement Upon Conversion." The conversion rate and the corresponding conversion price (which, on any date of determination, is equal to $1,000 divided by the conversion rate on such date) in effect at any given time are referred to in this prospectus as the "conversion rate" and the "conversion price," respectively, and will be subject to adjustment as described herein.

        Holders may surrender their notes for conversion at the applicable conversion rate (1) prior to the close of business on the second business day immediately preceding the stated maturity date at any time on or after December 15, 2030 and (2) prior to December 15, 2030 only under the following circumstances:

  •
  during any calendar quarter beginning after March 31, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price per share of our common stock in effect on the applicable trading day;

  •
  during the five consecutive trading-day period following any 20 consecutive trading-day period (the "measurement period") in which the trading price of the notes on each trading day of such measurement period was less than 95% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate;

  •
  if those notes have been called for redemption, at any time prior to 5:00 p.m., New York City time, on the second trading day immediately preceding the redemption date;

  •
  upon the occurrence of specified corporate transactions; or

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  upon the occurrence of a fundamental change.

        "Closing sale price" of our common stock or other capital stock or similar equity interests or other publicly traded securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which our common stock or such other capital stock or similar equity interests or other securities are traded or, if our common stock or such other capital stock or similar equity interests or other securities are not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market or by the National Quotation Bureau Incorporated or another established over-the-counter trading market in the United States. The closing sale price will be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, we will determine the closing sale price on such basis as we consider appropriate.

        "Trading day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, on the Nasdaq National Market or, if our common stock is not then quoted on the Nasdaq National Market, in the principal other market on which our common stock is then traded or if our common stock is not so listed, quoted or traded, any business day.

        Except in the limited circumstances described herein, upon conversion of a note, a holder will not receive any cash payment of interest, and we will not adjust the conversion rate to account for any accrued and unpaid interest (including additional interest, if any). Our delivery to the holder of cash and shares of our common stock, if any, will be deemed to satisfy our obligation with respect to notes tendered for conversion. Accordingly, upon conversion of notes, any accrued but unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

        Holders of notes at the close of business on a record date for an interest payment will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date and prior to the corresponding interest payment date. Accordingly, notes tendered for conversion by a holder after the close of business on any record date for an interest payment and prior to the corresponding interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the notes; provided, however, that no such payment will be made (1) if we have specified a redemption date that is after such record date and on or prior to such interest payment date, (2) if we have specified a fundamental change repurchase date that is after such record date and on or prior to such interest payment date, or (3) with respect to overdue interest or additional interest, if any overdue interest or additional interest, as applicable, exists at the time of conversion with respect to such notes.

        If a holder converts notes and we elect to deliver shares of our common stock as provided herein, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of our common stock upon such conversion, if any, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay that tax prior to receipt of such shares of our common stock.

        If a holder wishes to exercise its conversion right, such holder must deliver an irrevocable duly completed conversion notice, together, if the notes are in certificated form, with the certificated security, to the conversion agent along with appropriate endorsements and transfer documents, if required, or, if the notes are in book-entry form, comply with appropriate procedures of DTC, and pay any transfer or similar tax, if required. The conversion agent will, on the holder's behalf, convert the notes into cash and shares of our common stock, if any. Holders may obtain copies of the required form of the conversion notice from the conversion agent.

        If a holder has already delivered a repurchase notice as described under either "—Repurchase at Option of Holders on Certain Dates" or "—Repurchase at Option of Holders Following a Fundamental Change," with respect to a note, that holder may not tender that note for conversion until the holder has properly withdrawn the repurchase notice.

        A holder may convert fewer than all of its notes so long as the notes converted are an integral multiple of $1,000 principal amount and the remaining principal amount of notes is in an authorized denomination.

        Upon surrender of a note for conversion, we will deduct and withhold from the consideration otherwise deliverable to such holder any amount required to be deducted and withheld under applicable law.

Conversion Upon Satisfaction of Market Price Condition

        A holder may surrender any of its notes for conversion during any calendar quarter beginning after March 31, 2006 if the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price per share of our common stock in effect on the applicable trading day.

  Conversion Upon Satisfaction of Trading Price Condition

        A holder may surrender any of its notes for conversion during the five consecutive trading-day period following any 20 consecutive trading-day period (the "measurement period") in which the trading price per $1,000 principal amount of notes (as determined following a reasonable request by a holder of the notes) on each trading day of such measurement period was less than 95% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate.

        The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the bid solicitation agent for $5.0 million principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include the initial purchaser; provided that if at least two such bids cannot reasonably be obtained by the bid solicitation agent, but one such bid can reasonably be obtained by the bid solicitation agent, then one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for a $5.0 million principal amount of notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 95% of the product of the closing sale price of our common stock and the conversion rate on such determination date.

        The bid solicitation agent shall have no obligation to determine the trading price of the notes unless we have requested such determination, and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 95% of the product of the closing sale price of our common stock and the applicable conversion rate, whereupon we shall instruct the bid solicitation agent to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 95% of the product of the closing sale price of our common stock and the applicable conversion rate.

  Conversion Upon Notice of Redemption

        A holder may surrender for conversion any of the notes called for redemption at any time prior to 5:00 p.m., New York City time, on the second trading day immediately preceding the redemption date. The right to convert notes will expire at that time, unless we default in making the payment due upon redemption.

  Conversion Upon Specified Corporate Transactions

        If we elect to:

  •
  distribute to all holders of our common stock certain rights entitling them to purchase, for a period expiring within 60 days, shares of our common stock at less than the closing sale price of our common stock on the trading day immediately preceding the declaration date of such distribution; or

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  distribute to all holders of our common stock assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the trading day immediately preceding the declaration date of such distribution, we must notify the holders of notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given that notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date and an announcement that such distribution will not take place; provided, however, that a holder may not exercise this right to convert if the holder may participate, on an as-converted basis (assuming for this purpose that the notes were convertible solely into common stock at the applicable conversion rate), in the distribution without conversion of the notes. The ex-dividend date is the first date upon which a sale of shares of our common stock does not automatically transfer the right to receive the relevant distribution from the seller of the shares of our common stock to its buyer.

        In addition, if we are a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of our properties and assets, in each case pursuant to which all of our common stock would be exchanged for cash, securities and/or other property that does not also constitute a fundamental change, a holder may surrender its notes for conversion at any time from and including the date that is 15 business days prior to the anticipated effective time of the transaction up to and including five business days after the actual date of such transaction. In such case, then, at the effective time of the transaction, the right to convert a note into cash and shares of our common stock will be changed to the extent described under "—Conversion Rate Adjustments—Change in Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales." We will notify holders as promptly as practicable following the date we publicly announce such transaction (but in no event less than 15 business days prior to the effective time of such transaction).

  Conversion Upon a Fundamental Change

        If a fundamental change (as defined under "—Repurchase at Option of Holders Following a Fundamental Change") occurs, a holder will have the right to convert its notes at any time from and including the date that is 15 business days prior to the date announced by us as the anticipated effective date of the fundamental change up to and including the fifth business day following the effective date of the fundamental change, subject to expiration of a holder's conversion right if such holder has submitted any or all of its notes for repurchase as described in the next succeeding paragraph. We will notify holders as promptly as practicable following the date we publicly announce such fundamental change (but in no event less than 20 business days prior to the effective time of such fundamental change).

        In connection with any such fundamental change, holders will have the right to require us to repurchase their notes as described under "—Repurchase of Option of Holders Following a Fundamental Change."

Settlement Upon Conversion

        Upon conversion of notes, holders will be entitled to receive for each note so converted cash and, if applicable, shares of our common stock, as described below, the aggregate value of which (the "conversion value") will be equal to the product of:

  •
  the conversion rate then in effect; multiplied by

  •
  the average of the daily volume weighted average prices per share of our common stock for each of the 20 consecutive trading days (appropriately adjusted to take into account the occurrence during such period of stock splits and similar events) beginning on the second trading day immediately following the day the notes are tendered for conversion (the "twenty-day weighted average price"). The "volume weighted average price" per share of our common stock on any trading day will be the volume weighted average price on the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, on the U.S. national or regional securities exchange, the Nasdaq National Market or over-the-counter market on which our common stock is then listed or traded, from 9:30 a.m. to 4:00 p.m., New York City time, on that trading day as displayed by Bloomberg (or if such volume weighted average price is not available, the market value of one share on such trading day as our board of directors determine in good faith using a volume weighted averaging method).

        We will deliver the conversion value of the notes surrendered for conversion to converting holders as follows:

          (1)   an amount in cash (the "principal return") equal to the lesser of (a) the aggregate conversion value of the notes to be converted and (b) the aggregate principal amount of the notes to be converted;

          (2)   if the aggregate conversion value of the notes to be converted is greater than the principal return, an amount in cash (the "net cash amount") or, at our election, in whole shares of our common stock (the "net shares amount"), determined as set forth below, or a combination thereof equal to such aggregate conversion value less the principal return (the "net amount"); and

          (3)   an amount in cash in lieu of any fractional shares of our common stock.

        The net cash amount to be paid will equal that portion of the net amount to be paid in cash. The net shares amount to be paid will be determined by dividing that portion of the net amount to be delivered in shares of our common stock by the twenty-day weighted average price. The cash payment for fractional shares of our common stock will be based on the twenty-day weighted average price.

        The conversion value, principal return, net amount, net cash amount and the net shares amount will be determined by us at the end of the twenty consecutive trading period beginning on the second trading day immediately following the day the notes are tendered for conversion (the "averaging period").

        We will pay the principal return and cash in lieu of fractional shares and deliver the net shares amount, if any, or pay the net cash amount as promptly as practicable after the last trading day of the related averaging period, but in no event later than three business days thereafter.

        Prior to the close of business on the first trading day following the date on which notes are tendered for conversion, we will inform holders of such notes of our election to pay cash or deliver shares of our common stock for all or a portion of the net amount and, if applicable, the percentage of the net amount that we will pay in cash and the percentage that we will pay in shares of our common stock.

Conversion Rate Adjustments

  General

        We will adjust the conversion rate if any of the following events occur:

          (1)   issuances of shares of our common stock as a dividend or distribution to all or substantially all holders of our common stock;

          (2)   subdivisions, combinations or reclassifications of our common stock;

          (3)   distributions to all or substantially all holders of our common stock, of certain rights or warrants to subscribe for or purchase, for a period expiring within 60 days after the date of issuance thereof, shares of our common stock, or securities convertible into or exchangeable or exercisable for our common stock, at less (or having an exercise or exchange price less) than the closing sale price of our common stock on the business day immediately preceding the date of the announcement of such distribution; provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to the expiration;

          (4)   distributions to all or substantially all holders of our common stock, of shares of capital stock, evidences of indebtedness or other assets or property of ours, including securities, but excluding the following:

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  dividends, distributions, rights, warrants, options, other securities or convertible securities referred in to clause (1) or (3) above;

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  dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration described below; and

  •
  cash dividends or distributions paid exclusively in cash.

          In the event that there occurs a distribution to all or substantially all holders of our common stock, of shares of capital stock of any of our subsidiaries, the conversion rate will be adjusted, if at all, based on the market value of the subsidiary capital stock so distributed relative to the market value of our common stock, in each case over a measurement period following the distribution;

          (5)   distributions of cash to all or substantially all holders of our common stock, excluding (i) any dividend or distribution in connection with our liquidation, dissolution or winding up, (ii) any quarterly cash dividend on our common stock to the extent that the aggregate cash dividend per share paid in any quarter does not exceed $0.30 (the "dividend threshold amount," subject to adjustment on account of the occurrence of the events set forth in clauses (1)-(4) above and clause (6) below) and (iii) dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration described below.

          If there is a dividend or distribution to which this clause (5) applies, the conversion rate will be adjusted by multiplying the applicable conversion rate by a fraction,

  •
  the numerator of which will be the current market price of our common stock minus the dividend threshold amount; and

  •
  the denominator of which will be the current market price of our common stock minus the amount per share of such dividend or distribution;

  provided, that if an adjustment is required to be made as a result of a distribution that is not a quarterly dividend, the dividend threshold amount will be deemed to be zero; or

          (6)   we or any of our subsidiaries make purchases of our common stock pursuant to a tender offer or exchange offer for our common stock to the extent that the per share consideration paid in such offer exceeds the average of the closing sale prices of our common stock for the ten trading days prior to the expiration of such offer.

        To the extent that we have a rights plan in effect upon conversion of notes, the holder will receive (except to the extent we settle our conversion obligations in cash), in addition to the shares of our common stock, the rights under the rights plan unless the rights have separated from our common stock prior to the time of conversion, in which case the conversion rate will be adjusted at the time of separation as if we made a distribution referred to in clause (4) above.

        In addition to the adjustments pursuant to clauses (1) through (6) above, we may increase the conversion rate to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of capital stock (or rights to acquire our common stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period if we have determined that such increase would be in our best interests. If we make such determination, it will be conclusive and we will mail to holders of the notes a notice of the increased conversion rate and the period during which it will be in effect at least 15 days prior to the date the increased conversion rate takes effect in accordance with applicable law.

        We will not make any adjustment to the conversion rate if holders of the notes are permitted to participate, on an as converted basis (assuming for this purpose that the notes were convertible solely into common stock at the applicable conversion rate), in the transactions described above. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least one percent in the conversion rate. However, any adjustments that are not required to be made because they would have required an increase or decrease of less than one percent will be carried forward and made upon redemption or a fundamental change, or at maturity, as applicable. All required calculations will be made to the nearest cent or 1/1,000th of a share, as the case may be.

        Except as described above in this section, we will not adjust the conversion rate for any issuance of our common stock or any securities convertible into or exchangeable or exercisable for our common stock or rights to purchase our common stock or such convertible, exchangeable or exercisable securities.

        The applicable conversion rate will not be adjusted upon certain events, including:

  •
  the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  the issuance of any shares of our common stock or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of ours;

  •
  the issuance of any common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued;

  •
  a change in the par value of our common stock; and

  •
  accrued and unpaid interest including additional interest, if any.

        If certain of the possible adjustments to the conversion rate of the notes are made, for U.S. federal income tax purposes, a holder may be deemed to have received a distribution from us even though such holder has not received any cash or property as a result of such adjustments. We intend to withhold U.S. federal income tax (in the case of a non-U.S. holder) with respect to any deemed distribution from cash payments of interest and payments in redemption, repurchase or conversion of the notes. See "Material U.S. Federal Income Tax Considerations" in this prospectus supplement.

  Change in Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales

        If we reclassify or change our common stock (other than a change only in par value or a change as a result of a subdivision or combination of our common stock) or we are a party to a consolidation, merger or binding share exchange, or if we sell, transfer, lease, convey or otherwise disposes of all or substantially all of our property or assets, in each case, in a transaction in which holders of our common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock ("reference property"), then, as of the effective time of such transaction, the right to convert notes into cash and shares of our common stock, if any, will be changed into a right to convert notes into cash up to the principal amount thereof and, in lieu of the shares of our common stock otherwise deliverable (or cash in lieu thereof), reference property (or cash in lieu thereof) based on the twenty-day weighted average price of the reference property and the applicable conversion rate, as described under "—Settlement Upon Conversion."

        In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, we will make adequate provision whereby the holders of the notes shall have a reasonable opportunity to determine the form of consideration into which the notes shall be convertible from and after the effective date of such transaction, in each case, for purposes of all outstanding notes, treated as a single class.

  Conversion Rate Adjustment Upon Certain Fundamental Changes

        If a transaction described in the first or second bullet point of the definition of fundamental change (as set forth under "—Repurchase at Option of Holders Following a Fundamental Change") occurs prior to January 15, 2011 and a holder elects to convert its notes "in connection with" such transaction as described above under "—Conversion Rights—Conversion Upon a Fundamental Change," we will increase the applicable conversion rate for the notes surrendered for conversion by a number of additional shares of our common stock (the "additional change in control shares"), as described below. A conversion of notes will be deemed for these purposes to be "in connection with" such a fundamental change, subject to our rights with respect to a "public acquirer change of control,"

if the notice of conversion of the notes is received by the conversion agent from and including the date that is 15 business days prior to the anticipated effective date of the fundamental change up to and including the fifth business day following the effective date of the fundamental change. We will notify holders at least 20 business days prior to the anticipated effective date of such transaction of such anticipated effective date and whether we elect, if such transaction is also a public acquirer change of control, to modify the conversion obligations as described below in lieu of increasing the conversion rate.

        The number of additional change in control shares will be determined by reference to the table below and is based on the date on which such change in control transaction becomes effective (the "effective date") and the price (the "stock price") paid per share of our common stock in such transaction. If the holders of our common stock receive only cash in the change in control transaction, the stock price shall be the cash amount paid per share of our common stock. Otherwise, the stock price shall be the average of the closing sale prices of our common stock over the 10 consecutive trading days up to but excluding the effective date.

        The stock prices set forth in the first column of the table will be adjusted as of any date on which the conversion rate of the notes is adjusted as set forth under "—Conversion Rate Adjustments." The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. In addition, the number of additional change in control shares will be subject to adjustment in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

        The following table sets forth the stock price and number of additional change in control shares to be received per $1,000 principal amount of notes:

	Effective Date
Stock Price	December 19, 2005	January 15, 2007	January 15, 2008	January 15, 2009	January 15, 2010	January 15, 2011
$23.51	6.4917	6.6037	6.6780	6.7505	6.8068	7.2363
$24.00	5.8891	5.9743	6.0385	6.0721	6.0827	6.3679
$25.00	4.7713	4.8335	4.8560	4.8342	4.7544	4.7012
$27.50	2.6275	2.6347	2.5987	2.5024	2.2930	1.0648
$30.00	1.2145	1.2037	1.1529	1.0469	0.8423	0.0000
$32.50	0.3652	0.3634	0.3225	0.2477	0.1171	0.0000
$35.00	0.1600	0.1500	0.1000	0.0700	0.0300	0.0000
$37.50	0.0800	0.0800	0.0500	0.0200	0.0000	0.0000
$40.00	0.0300	0.0200	0.0100	0.0000	0.0000	0.0000

        The exact stock prices and effective dates may not be set forth in the table, in which case:

          (1)   if the stock price is between two stock price amounts in the table or the effective date is between two dates in the table, the additional change in control shares will be determined by straight-line interpolation between the number of additional change in control shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

          (2)   the stock price is in excess of $40.00 (subject to adjustment), no additional change in control shares will be issued upon conversion; and

          (3)   if the stock price is less than $23.51 (subject to adjustment), no additional change in control shares will be issued upon conversion.

        Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 42.5351 shares per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

        Our obligation to deliver the additional change in control shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

  Conversion After a Public Acquirer Change of Control

        Notwithstanding the foregoing, if a transaction described in the first or second bullet point of the definition of fundamental change (as set forth under "—Repurchase at Option of Holders Following a Fundamental Change") occurs prior to January 15, 2011, in lieu of adjusting the conversion rate as set forth above, we may, in the case of a "public acquirer change of control" (as defined below), at any time prior to the 20th business day immediately preceding the proposed effective date of the public acquirer change of control, irrevocably elect to change our conversion obligation with respect to the notes into an obligation to deliver, upon conversion of the notes, cash and shares of "public acquirer common stock" (as defined below), if any, equal to the conversion value in the same manner as we would otherwise be required to satisfy our conversion obligation as described above under "—Conversion Rights" and "—Settlement Upon Conversion." If we make such an election, the conversion rate applicable to any notes converted after such election will be a number of shares of public acquirer common stock equal to the conversion rate of the notes in effect immediately before the effective date of the public acquirer change of control multiplied by a fraction:

  •
  the numerator of which will be (i) in the case of a share exchange, consolidation, merger, or binding share exchange pursuant to which our common stock is converted into cash, securities, or other property, the value of all cash, securities, and other property (as determined by our board of directors) paid or payable per share of our common stock or (ii) in the case of any other public acquirer change of control, the average of the closing sale prices of our common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control; and

  •
  the denominator of which will be the average of the closing sale prices of the public acquirer common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control.

        A "public acquirer change of control" means any transaction described in the first or second bullet point of the definition of fundamental change that would otherwise obligate us to increase the conversion rate as described above under "—Conversion Rate Adjustments—Conversion Rate Adjustment Upon Certain Fundamental Changes" where the acquirer (or any entity that is a directly or indirectly wholly owned subsidiary of the acquirer) has a class of common stock (or depositary receipts or other certificates representing common equity interests) traded on a national or regional securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such fundamental change or other event (the "public acquirer common stock").

        If we elect to adjust the conversion rate and conversion obligation in connection with a public acquirer change of control as described above, we must send holders of notes written notice not later than 20 business days prior to but excluding the expected effective date of the public acquirer change of control. If we make such an election, holders who tender their notes for conversion will not have the right to receive additional change in control shares as described above.

        After the adjustment of the conversion rate in connection with a public acquirer change of control, the conversion rate will be subject to further adjustments in the event that any of the events described under "—Conversion Rate Adjustments" occur thereafter.

Optional Redemption

        We will not have the right to redeem any notes prior to January 15, 2011; provided, that if, at any time, we determine it is necessary to redeem the notes to preserve our status as a REIT, we may redeem the notes, in whole or in part, for cash equal to 100% of the principal amount of the notes to be redeemed plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the redemption date. In addition, on or after January 15, 2011, we will have the right to redeem the notes in whole or in part, at any time or from time to time, for cash equal to 100% of the principal amount of the notes to be redeemed plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the redemption date. In either case, if an interest payment date falls on or prior to the redemption date, we will pay any accrued and unpaid interest (including additional interest, if any) due on that interest payment date instead to the record holder of such note at the close of business on the related record date. Written notice of redemption must be delivered to holders of the notes not less than 30 nor more than 60 days prior to the redemption date.

        If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, the note will cease to be outstanding and interest on the note will cease to accrue, whether or not the holder effects book-entry transfer or delivers the note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the redemption price and additional interest, if any, upon book-entry transfer or delivery of the note.

        If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or such other method it deems fair and appropriate. If the trustee selects a portion of a note for partial redemption and a holder converts a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

        In the event of any redemption of notes in part, we will not be required to:

  •
  issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be so redeemed; or

  •
  register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

        If we call notes for redemption, a holder may convert its notes only until the close of business on the second business day immediately preceding the redemption date, unless we fail to pay the redemption price. See "Conversion Rights—Conversion Upon Notice of Redemption" above.

Repurchase at Option of Holders on Certain Dates

        Holders of notes may require us to repurchase their notes in whole or in part (in principal amounts of $1,000 and integral multiples thereof) on January 15, 2011, December 15, 2015, December 15, 2020, December 15, 2025 and December 15, 2030 for cash equal to 100% of the principal amount of the notes to be repurchased plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date; provided, that if an interest payment date falls on or prior to the repurchase date, we will pay any accrued and unpaid interest (including additional interest, if any) due on that interest payment date instead to the record holder of such note at the close of business on the related record date. To exercise its repurchase right, a holder must deliver a written repurchase notice to the paying agent during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the repurchase date. We will be required to repurchase all notes for which holders have properly delivered and not withdrawn a written purchase notice.

        On or before the 20th business day immediately preceding each repurchase date, we will provide to the trustee, any paying agent and to all holders of the notes, and to beneficial owners as required by applicable law, a notice stating, among other things:

  •
  the repurchase price;

  •
  the name and address of the trustee and any paying agent;

  •
  that notes with respect to which the holder has delivered a repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to repurchase their notes.

        We will also disseminate a press release through Dow Jones & Company, Inc., Bloomberg Business News or a substantially equivalent financial news organization containing the information specified in such notice and publish that information in a newspaper of general circulation in The City of New York, on our web site or through such other public medium as we may use at such time.

        A holder's notice electing to require us to repurchase notes must specify:

  •
  if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;

  •
  the principal amount of notes to be repurchased, in integral multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

        Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for conversion unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

  •
  the name of the holder;

  •
  the certificate number(s) of all withdrawn notes in certificated form;

  •
  the principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

  •
  the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

        If the notes are in book-entry form, the above notices must also comply with appropriate DTC procedures.

        Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

        If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

  •
  such notes will cease to be outstanding;

  •
  interest on such notes will cease to accrue; and

  •
  all rights of holders of such notes will terminate except the right to receive the repurchase price.

        Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

        No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See "Risk Factors—We may not have cash necessary to pay the principal return and any net amount upon conversion of notes or to repurchase the notes on specified dates or following a fundamental change" in this prospectus supplement.

        To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Securities Exchange Act of 1934 (the "Exchange Act"), then applicable, if any, and will file a Schedule TO or any other schedule required under the Exchange Act.

Repurchase at Option of Holders Following a Fundamental Change

        If a fundamental change occurs at any time prior to maturity, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date; provided, that if an interest payment date falls on or prior to the repurchase date, we will pay the accrued and unpaid interest (including additional interest, if any) due on that interest payment date instead to the record holder of such note at the close of business on the related record date.

        A "fundamental change" will be deemed to have occurred if any of the following occurs:

  •
  consummation of any transaction or event (whether by means of a share exchange or tender offer, a liquidation, consolidation, recapitalization, reclassification, combination or merger or a sale, lease or other transfer of all or substantially all of our consolidated assets) or a series of related transactions or events pursuant to which all or substantially all of our common stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property;

  •
  any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us or any wholly owned subsidiary of ours, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of our capital stock then outstanding entitled to vote generally in elections of directors;

  •
  during any period of 12 consecutive months after the date of original issuance of the notes, persons who at the beginning of such 12 month period constituted our board of directors, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising our board of directors who were either members of the board of directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors; or

  •
  our common stock ceases to be traded on a U.S. national or regional securities exchange or quoted on the Nasdaq National Market or another established automated over-the-counter trading market in the United States.

        Notwithstanding the foregoing, if any of the events specified in the first two bullet points above shall have occurred, a "fundamental change" will not be deemed to have occurred if either:

          (A)  the closing sale price of our common stock for any five trading days within (1) the period of 10 consecutive trading days ending immediately after the later of the fundamental change and the public announcement of the fundamental change, in the case of a fundamental change relating to an acquisition of capital stock, or (2) the period of 10 consecutive trading days ending immediately after the fundamental change, in the case of a fundamental change relating to a merger, consolidation or asset sale, in either case, equals or exceeds 105% of the applicable conversion price on each of those trading days; provided, however, that the exception to the definition of "fundamental change" specified in this clause (A) shall not apply in the context of a "fundamental change" or "public acquirer change of control" as described under "—Conversion Rights—Conversion Upon a Fundamental Change," "—Conversion Rate Adjustments—Conversion Rate Adjustment Upon Certain Fundamental Changes" and "—Conversion Rate Adjustments—Conversion After a Public Acquirer Change of Control;" or

          (B)  at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in the transaction otherwise constituting a fundamental change consists of shares of common stock (or depositary receipts or other certificates representing common equity interests) traded on a national or regional securities exchange or quoted on the Nasdaq National Market or another established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following such transaction) and as a result of the transaction the notes become convertible into such shares of common stock (or depositary receipts or other certificates representing common equity interests).

        For purposes of these provisions "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

        Within 10 days after the occurrence of a fundamental change, we are obligated to give to the holders of the notes notice of the fundamental change and of the repurchase right arising as a result of the fundamental change and the repurchase date (which may be no later than 30 business days after the date of such notice). We must also deliver a copy of this notice to the trustee. We will also disseminate a press release through Dow Jones & Company, Inc., Bloomberg Business News or a substantially equivalent financial news organization announcing the occurrence of the fundamental change and publish that information in a newspaper of general circulation in The City of New York, on our web site or through such other public medium as we may use at such time.

        To exercise its repurchase right, a holder of notes must deliver to the trustee prior to the close of business on the repurchase date written notice of such holder's exercise of its repurchase right. Such notice must state:

  •
  if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;

  •
  the portion of the principal amount of notes to be repurchased, in multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

        Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for conversion unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

  •
  the name of the holder;

  •
  the certificate number(s) of all withdrawn notes in certificated form;

  •
  the principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

  •
  the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

        If the notes are in book-entry form, the above notices must comply with appropriate DTC procedures.

        Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

        If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

  •
  such notes will cease to be outstanding;

  •
  interest on such notes will cease to accrue; and

  •
  all rights of holders of such notes will terminate except the right to receive the repurchase price.

        Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

        No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See "Risk Factors—We may not have cash necessary to pay the principal return and any net amount upon conversion of notes or to repurchase the notes on specified dates or following a fundamental change" in this prospectus supplement.

        To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other required schedule under the Exchange Act.

No Stockholder Rights for Holders of Notes

        Holders of notes, as such, will not have any rights as a stockholder of ours (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock).

Ownership Limit

        In order to assist us in maintaining our qualification as a REIT for federal income tax purposes, ownership by any person of more than 9.9% of the value of our outstanding equity stock or which would result in our equity stock being owned by fewer than 100 persons or which would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code is restricted, subject to specified exceptions. Under the terms of our charter, ownership is determined through the application of certain provisions of the Internal Revenue Code, which provisions focus on who holds the benefits and burdens of economic ownership, and not by the definition of "beneficial ownership" as set forth in Rule 13d-3 of the Exchange Act, which focuses on voting and disposition power. Shares owned in excess of such ownership limit shall be deemed "excess shares" pursuant to our charter, in which case the applicable holder will lose certain ownership rights with respect to such shares. Our board of directors may also exempt a stockholder from the ownership limit (but in no event more than 13% of the value of our outstanding equity stock) if it receives satisfactory evidence that such stockholder's ownership of shares of our common stock in excess of the ownership limit will not jeopardize our status as a REIT. As a condition to providing such an exemption, the board of directors must receive an opinion of counsel and representations and agreements from the applicant with respect to preserving our REIT status. There can be no assurance, however, that such an exemption will be granted. In addition, notwithstanding any other provision of the notes, no holder of notes will be entitled to receive shares of our common stock upon conversion of notes to the extent that receipt of such shares would cause such holder (together with such holder's affiliates) to exceed the ownership limit contained in our charter. In such case, such holder would receive cash upon conversion as provided herein.

        In addition, under the terms of our shareholder rights plan, our board of directors can, in effect, prevent a person or group from acquiring more than 15% of the outstanding shares of our common stock. Unless our board of directors approves the person's purchase, after such person acquires more than 15% of our outstanding common stock, all other stockholders will have the right to purchase securities from us at a price that is less than their market value at such time. For purposes of our shareholder rights plan, ownership of our common stock is determined by the application of Exchange Act rules and regulations.

Calculations in Respect of the Notes

        Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the notes. These calculations include, but are not limited to, determinations of the conversion rate and conversion price applicable to the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon request.

Merger, Consolidation or Sale

        We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that the following conditions are met:

  •
  we shall be the continuing entity, or the successor entity (if other than us) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the notes, indenture and the registration rights agreement;

  •
  if as a result of such transaction the notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations under the notes and the indenture;

  •
  immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

  •
  an officer's certificate and legal opinion covering these conditions shall be delivered to the trustee.

        In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours and we shall be discharged from our obligations under the notes, the indenture and the registration rights agreement.

Events of Default; Notice and Waiver

        The following are events of default under the indenture:

  •
  default in the payment of any principal amount or any redemption price, repurchase price or fundamental change repurchase price due with respect to the notes, when the same becomes due and payable;

  •
  default in payment of any interest (including additional interest, if any) under the notes, which default continues for 30 days;

  •
  default in the delivery when due of the conversion value, whether due in cash or shares of our common stock upon exercise of a holder's conversion right in accordance with the indenture;

  •
  our failure to provide notice of the occurrence of a fundamental change when required under the indenture;

  •
  our failure to comply with any other term, covenant or agreement in the notes or the indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the notes, and the failure to cure (or obtain a waiver of) such default within 30 days after receipt of such notice;

  •
  default in the payment of principal when due on, or resulting in acceleration of, other indebtedness of ours or any of our significant subsidiaries for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $50 million and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, prior to written notice of acceleration of the notes;

  •
  failure by us or any of our subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50 million, which judgments are not paid, discharged or stayed for a period of 30 days; and

  •
  certain events of bankruptcy, insolvency or reorganization affecting us or any of our significant subsidiaries.

        We are required to notify the trustee promptly upon becoming aware of the occurrence of any default under the indenture known to us. The trustee is then required within 90 calendar days of becoming aware of the occurrence of any default to give to the registered holders of the notes notice of all uncured defaults known to it. However, the trustee may withhold notice to the holders of the notes of any default, except defaults in payment of principal, interest (including additional interest, if any) on the notes, if the trustee, in good faith, determines that the withholding of such notice is in the interest of the holders. We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred.

        If an event of default specified in the last bullet point listed above occurs and continues with respect to us, the principal amount of the notes and accrued and unpaid interest (including additional interest, if any) on the outstanding notes will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes and accrued and unpaid interest (including additional interest, if any) on the outstanding notes to be due and payable immediately. Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceedings.

        After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of notes outstanding, by written notice to us and the trustee, may rescind and annul such declaration if:

  •
  such rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

  •
  interest on overdue installments of interest (including additional interest, if any) (to the extent the payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  •
  we have paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

  •
  all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest and additional interest, if any, that have become due solely by such declaration of acceleration, have been cured or waived.

        The holders of a majority in aggregate principal amount of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

        No holder of the notes may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest or additional interest, if any, on the notes, unless:

  •
  the holder has given the trustee written notice of an event of default;

  •
  the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy, and offer reasonable security or indemnity against any costs, liability or expense of the trustee;

  •
  the trustee fails to comply with the request within 60 calendar days after receipt of the request and offer of indemnity; and

  •
  the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of outstanding notes.

        The holders of a majority in aggregate principal amount of the notes outstanding may, on behalf of the holders of all the notes, waive any past default or event of default under the indenture and its consequences, except:

  •
  our failure to pay principal of or interest (including additional interest, if any) on any note when due;

  •
  our failure to convert any notes in accordance with the provisions of the indenture;

  •
  our failure to pay the redemption price on the redemption date in connection with a redemption by us or the repurchase price on the repurchase date in connection with a holder exercising its repurchase rights; or

  •
  our failure to comply with any of the provisions of the indenture the non-compliance with which would require the consent of the holder of each outstanding note affected.

Modification

        Subject to certain exceptions, we and the trustee may amend the indenture or the notes with the consent of the holders of not less than a majority in aggregate principal amount of the notes then outstanding. However, the consent of each holder of outstanding notes affected is required with respect to any amendment which would:

  •
  impair or adversely affect the manner of calculation or rate of accrual of interest (including additional interest) on the notes or change the time of payment thereof;

  •
  make the notes payable in money or securities other than that stated in the notes;

  •
  change the stated maturity of the notes;

  •
  reduce the principal amount, redemption price, repurchase price or fundamental change repurchase price with respect to the notes;

  •
  make any change that impairs or adversely affects the rights of a holder to convert the notes;

  •
  make any change that impairs or adversely affects the right to require us to repurchase the notes;

  •
  impair the right to institute suit for the enforcement of any payment with respect to the notes or with respect to conversion of the notes;

  •
  change our obligation to redeem any notes called for redemption on a redemption date in a manner adverse to the holders;

  •
  change our obligation to maintain an office or agency in New York City;

  •
  make the notes subordinate in right of payment to any other indebtedness;

  •
  reduce the percentage in aggregate principal amount of notes outstanding required to modify or amend the indenture; or

  •
  modify certain provisions of the indenture relating to modification of the indenture or waiver under the indenture.

        Without the consent of any holder of notes, the trustee and we may amend the indenture:

  •
  to evidence a successor to us and the assumption by that successor of our obligations under the indenture and the notes;

  •
  to provide for conversion rights of holders of notes in accordance with the terms of the indenture if any reclassification or change of our common stock or any consolidation, merger or sale of all or substantially all of our property or assets occurs;

  •
  to add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us;

  •
  to secure our obligations in respect of the notes;

  •
  to add guarantees;

  •
  to evidence and provide the acceptance of the appointment of a successor trustee under the indenture;

  •
  to comply with the requirements of the SEC in order to effect or maintain qualification of the indenture under the Trust Indenture Act, as contemplated by the indenture or otherwise;

  •
  to cure any ambiguity, omission, defect or inconsistency in the indenture which we may deem necessary or desirable and which shall not be inconsistent with provisions of the indenture; provided that such modification or amendment does not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of notes in any material respect;

  •
  to add or modify any provision with respect to matters or questions arising under the indenture which we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of the notes in any material respect; or

  •
  to make any change to the indenture to conform the terms thereof to this prospectus.

        The holders of a majority in aggregate principal amount of the outstanding notes may, on behalf of all the holders of all notes waive compliance by us with restrictive provisions of the indenture, as detailed in the indenture.

Rule 144A Information

        If at any time we are not subject to the reporting requirements of the Exchange Act, we will promptly furnish to the holders, beneficial owners and prospective purchasers of the notes or underlying shares of our common stock, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act of 1933 to facilitate the resale of those notes or shares pursuant to Rule 144A.

Reports to Trustee

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

Discharge of Indenture

        We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the conversion agent, as applicable, after the notes have become due and payable, whether at stated maturity or on any redemption date, any repurchase date or fundamental change repurchase date, or upon conversion or otherwise, cash or shares of our common stock (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

Unclaimed Money

        If money deposited with the trustee or paying agent for the payment of principal of, or accrued and unpaid interest or additional interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in New York City, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Governing Law

        The indenture and the notes will be governed by, and construed in accordance with, the law of the State of New York.

Trustee

        SunTrust Bank will be the trustee, registrar, conversion agent, bid solicitation agent and paying agent.

        If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Book-Entry System

        We issued the notes in the form of one or more fully-registered global notes in book-entry form, which were deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC's nominee, Cede & Co. Except as set forth below, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

        So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the notes represented by such global note for all purposes under the indenture and the beneficial owners of the notes will be entitled only to those rights and benefits afforded to them in accordance with DTC's regular operating procedures. Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders' rights, such as demand for acceleration of maturity or an instruction to the trustee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture.

        If with respect to a particular series of notes, (i) DTC is at any time unwilling or unable to continue as depositary or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days, (ii) an event of default under the indenture relating to the notes has occurred and is continuing or (iii) we, in our sole discretion, determine at any time that the notes shall no longer be represented by a global note, we will issue individual notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the notes represented by the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have the notes in certificated form registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

        The following is based on information furnished by DTC:

        DTC will act as securities depositary for the notes. The notes will be issued as fully-registered notes registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. Generally, one fully registered global note will be issued for all of the principal amount of the notes.

        DTC, the world's largest depositary, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC's direct participants deposit with DTC.

        DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or "DTCC". DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor's highest rating: AAA. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

        Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book-entry system for the notes is discontinued. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

        To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC's records reflect only the identity of the direct participants to whose accounts the notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        We will pay principal of and interest on the notes in same-day funds to the trustee and from the trustee to DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records upon DTC's receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of these participants and not of us, the trustee, DTC, or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

        We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        A beneficial owner of notes shall give notice to elect to have its notes purchased or tendered, through its participant, to the conversion agent and shall effect delivery of such notes by causing the direct participant to transfer the participant's interest in notes, on DTC's records, to the conversion agent. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC's records and followed by a book-entry credit of tendered notes to the conversion agent's DTC account.

        DTC may discontinue providing its services as securities depositary for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will print and deliver certificated notes.

        Neither the trustee or us has any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        The information in this section concerning DTC and DTC's system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Registration Rights; Additional Interest

        On December 19, 2005 we entered into a registration rights agreement with the initial purchaser. Pursuant to the registration rights agreement, we have, at our expense, filed with the SEC this prospectus supplement covering resales by holders of the notes and our common stock issuable upon conversion of the notes. Under the registration rights agreement, we are permitted to suspend the use of this prospectus supplement under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events for a period (a) not to exceed an aggregate of 30 days in any three-month period and (b) not to exceed an aggregate of 90 days in any 12-month period.

        If:

  •
  we do not have on file with the SEC an effective shelf registration statement covering the registrable securities by March 19, 2006 (i.e., 90 days after December 19, 2005);

  •
  the shelf registration statement is not otherwise made available for use by selling securityholders by June 17, 2006 (i.e., 180 days after December 19, 2005);

  •
  the shelf registration statement ceases to be effective or usable and (1) we do not cure the lapse of effectiveness or usability generally within ten business days, or (2) if applicable, we do not terminate the suspension period by the 30th or 60th day, or (3) if suspension periods exceed an aggregate of 90 days in any 360-day period; or

  •
  we fail to name as a selling securityholder any holder that is entitled to be so named as a selling securityholder within the timeframes set forth in the registration rights agreement;

then we will pay additional interest to each holder of notes who has provided to us the required selling security holder information. We refer to each event described in the bullet points above as a "registration default."

        Additional interest will accrue on the notes, from, and including, the day following the registration default to, but excluding, the day on which the registration default has been cured. Additional interest will be paid semi- annually in arrears, with the first semi-annual payment due on the first interest payment date, as applicable, following the date on which such additional interest begins to accrue, and will accrue at a rate per year equal to:

  •
  an additional 0.25% of the principal amount to, and including, the 90th day following such registration default; and

  •
  an additional 0.50% of the principal amount from and after the 91st day following such registration default.

        In no event will additional interest accrue at a rate per year exceeding 0.50%.

        We will not pay any additional interest on any note after it has been converted into shares of our common stock. If a note ceases to be outstanding during a registration default, we will prorate the additional interest to be paid with respect to that note.

        So long as a registration default continues, we will pay additional interest in cash on June 15 and December 15 of each year to each holder who is entitled to receive additional interest in respect of registrable securities of which the holder was the holder of record at the close of business on the immediately preceding June 1 and December 1, respectively.

        Following the cure of a registration default, additional interest will cease to accrue with respect to that registration default. In addition, no additional interest will accrue after the period we must keep the shelf registration statement effective under the Securities Act or otherwise available for use by selling securityholders, or on any security that ceases to be a registrable security. However, we will remain liable for any previously accrued additional interest. Other than our obligation to pay additional interest, we will not have any liability for damages with respect to a registration default on any registrable securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This section supplements the discussion under the caption "Material U.S. Federal Income Tax Considerations" in the accompanying prospectus. The following discussion describes the material U.S. federal income tax considerations relating to the ownership and disposition of our notes. Except as discussed under the caption "General" below, this discussion does not address any aspects of U.S. federal income taxation relating to our election to be taxed as a real estate investment trust. A summary of material U.S. federal income tax considerations relating to our election to be taxed as a real estate investment trust, or "REIT," and of the ownership and disposition of our common stock is provided in the accompanying prospectus. The discussion under the caption "General" below supersedes the corresponding discussion under the caption "Material U.S. Federal Income Tax Considerations—General" in the accompanying prospectus. The discussion under the caption "Recent Tax Legislation" below provides important information concerning recent legislative changes to the discussion under the caption "Material U.S. Federal Income Tax Considerations" in the accompanying prospectus.

        We urge you to consult your tax advisors regarding the specific tax consequences to you of the acquisition, ownership, and disposition of our notes and of our election to be taxed as a REIT. Specifically, you are urged to consult your tax advisor regarding the U.S. federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition, and election, and regarding potential changes in applicable tax laws.

General

        We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended December 31, 1972. We believe that we have operated in a manner that permits us to satisfy the requirements for taxation as a REIT under the applicable provisions of the Internal Revenue Code. Qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code. Although we intend to continue to operate to satisfy such requirements, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements.

        The provisions of the Internal Revenue Code, Treasury regulations promulgated thereunder and other federal income tax laws relating to qualification and operation as a REIT are highly technical and complex. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and Treasury regulations thereunder, and administrative and judicial interpretations thereof. Further, the anticipated income tax treatment described in this prospectus supplement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

        The law firm of Morrison & Foerster LLP has acted as our tax counsel in connection with the filing of this prospectus supplement. In connection with this filing, Morrison & Foerster LLP will opine that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for each of our taxable years beginning with the taxable year ended December 31, 2002 through our taxable year ended December 31, 2005, and if we continue to be organized and operated after December 31, 2005 in the same manner as we have prior to that date, we will continue to qualify as a REIT. The opinion of Morrison & Foerster LLP will be based on various assumptions and representations made by us as to factual matters, including representations made by us in this prospectus supplement and a factual certificate provided by one of our officers. Moreover, our qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code and discussed in the accompanying prospectus, relating to our actual operating results, asset diversification, distribution levels, and diversity of stock ownership, the results of which have not been and will not be reviewed by Morrison & Foerster LLP. Accordingly, neither Morrison & Foerster LLP nor we can assure you that the actual results of our operations for any particular taxable year will satisfy these requirements.

        In brief, if certain detailed conditions imposed by the REIT provisions of the Internal Revenue Code are satisfied, entities, such as us, that invest primarily in real estate and that otherwise would be taxable for U.S. federal income tax purposes as corporations, generally are not taxed at the corporate level on their "REIT taxable income" that is distributed currently to stockholders. This treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from investing in corporations under current law.

        If we fail to qualify as a REIT in any year, however, we will be subject to U.S. federal income tax as if we were an ordinary corporation, and our stockholders will be taxed in the same manner as stockholders of ordinary corporations. In that event, we could be subject to potentially significant tax liabilities, the amount of cash available for distribution to our stockholders could be reduced and we would not be obligated to make any distributions. Moreover, we could be disqualified from taxation as a REIT for four additional taxable years.

        Additional information concerning the U.S. federal income tax consequences of our qualification as a REIT and the requirements for qualification and taxation as a REIT can be found in the accompanying prospectus.

Recent Tax Legislation

        On May 17, 2006, the "Tax Increase Prevention and Reconciliation Act of 2005," H.R. 4297, was signed into law. Pursuant to the Act, for non-corporate U.S. holders (as defined below and in the accompanying prospectus) the reduced maximum tax rate of 15% for long-term capital gain, which was originally set to expire at the end of 2008, has been extended through December 31, 2010. Similarly, the expiration date for the reduced 15% maximum tax rate on qualified dividend income has been extended to December 31, 2010.

Investment in the Notes

        The following is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes, and the ownership and disposition of the common stock into which the notes may be converted, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code, Treasury regulations, administrative interpretations and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service ("IRS") with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will not assert, and that a court will not sustain, a position contrary to any of the tax consequences described below.

        This summary deals only with notes and common stock held as "capital assets" (within the meaning of Section 1221 of the Internal Revenue Code) and does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation, financial institutions (including banks), insurance companies, dealers in securities or currencies, persons subject to the mark-to-market rules of the Internal Revenue Code, persons that will hold notes or our common stock as a position in a hedging transaction, "integrated transaction," "straddle" or "conversion transaction" for tax purposes, entities treated as partnerships for U.S. federal income tax purposes, U.S. holders (as defined below) that have a "functional currency" other than the U.S. dollar, persons subject to the alternative minimum tax provisions of the Internal Revenue Code and, except as expressly indicated below, tax-exempt organizations.

        In addition, if a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a holder of notes or of our common stock received upon conversion of a note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Holders that are partnerships, and partners in such partnerships, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of notes or our common stock.

        Investors considering the purchase of notes should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

        As used herein, the term "U.S. holder" means any beneficial owner of a note, or of our common stock received upon conversion of a note, that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. persons under applicable Treasury regulations. As used herein, the term "non-U.S. holder" means a beneficial owner of a note, or our common stock received upon conversion of a note, that is not a U.S. holder.

U.S. Holders of the Notes

        Stated Interest.    Payments of stated interest on a note, including "qualified stated interest" (as defined below), generally will be taxable to a U.S. holder as ordinary income at the time such payments are accrued or are received, in accordance with the U.S. holder's regular method of tax accounting.

        Original Issue Discount.    The notes were issued with original issue discount ("OID") for U.S. federal income tax purposes. The amount of OID on a note equals the excess of the "stated redemption price at maturity" of the note over its "issue price." Generally, the "issue price" of a note is the first price at which a substantial amount of the notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The "stated redemption price at maturity" of a note is the total of all payments to be made under the note other than "qualified stated interest" (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments) and, in this case, is expected to equal the principal amount of the note.

        Each U.S. holder of a note must include in income for a given taxable year the daily portion of the OID that accrues on the note for each day during the taxable year on which such U.S. holder holds the note. Thus, a U.S. holder of a note would be required to include amounts in income in advance of the receipt of cash to which the OID is attributable. A daily portion of OID is determined by allocating to each day in any "accrual period" a pro rata portion of the OID that accrued during such period. Applicable Treasury regulations permit a holder to use accrual periods of any length from one day to one year to compute accruals of OID, provided that the yield to maturity is adjusted to reflect the accrual period selected, and further provided that each scheduled payment of principal or interest occurs either on the first or the last day of an accrual period.

        The amount of OID that accrues with respect to any accrual period is the product of the note's "adjusted issue price" at the beginning of the accrual period and the note's "yield to maturity" less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of each note at the start of any accrual period equals the sum of the issue price of such note and the aggregate amount of previously accrued OID, less any prior payments on the note other than payments of qualified stated interest. The yield to maturity of a note generally is the discount rate that, when applied to all payments to be made on the note, produces a present value equal to the issue price of the note. For this purpose, the maturity of the notes will be treated as January 15, 2011, the first date on which holders can require us to repurchase the notes for cash. If in fact a holder does not require us to repurchase a note for cash on such date, solely for purposes of calculating OID the note would be treated as if it were redeemed, and a new note were issued, on such date for an amount equal to the adjusted issue price of the notes on that date.

        Additional Payments.    If the amount or timing of any additional payments on a debt instrument is contingent, the debt instrument could be subject to special rules that apply to contingent payment debt instruments. If applicable to the notes, these rules generally require a holder to accrue interest income at a rate higher than the stated interest rate on the notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, conversion or retirement of a note before the resolution of the contingencies. In certain circumstances, holders of our notes could receive payments in excess of stated principal or interest. Specifically, if we do not comply with our obligations under the registration rights agreement, such non-compliance may result in the payment of additional interest in the manner described in the section "Description of the Notes—Registration Rights; Additional Interest." In addition, we may be required to adjust the conversion rate in connection with certain fundamental changes, as described in "Description of the Notes—Conversion Rate Adjustments—Conversion Rate Adjustment Upon Certain Fundamental Changes." We intend to take the position for U.S. federal income tax purposes that the possibility of such payment or such adjustment should not cause the notes to be subject to the special rules applicable to contingent payment debt instruments. Instead, we intend to take the position that any payments of additional interest should be taxable to you as ordinary interest income when received or accrued, in accordance with your usual method of tax accounting, and that any additional consideration resulting from a fundamental change adjustment to the conversion rate should be taken into account upon a conversion of the notes. This position is based in part on our determination that as of the date of issuance of the notes, the possibility that such additional payments or adjustment to the conversion rate will be made are "remote" or "incidental" contingencies, within the meaning of applicable Treasury regulations. Our position in this regard is binding on a holder unless the holder discloses a contrary position to the IRS. However, this position is not binding on the IRS and the IRS may take a contrary position from that described above, which could affect the timing and character of both income from the notes and our deduction with respect to the potential additional payments. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

        Market Discount.    If a U.S. holder purchases a note after original issue for an amount that is less than its revised issue price, within the meaning of Section 1278(a)(4) of the Internal Revenue Code (as determined on the purchase date), such U.S. holder will be treated as having purchased such note at a "market discount," unless such market discount is less than a de minimis amount (1/4 of 1 percent of the stated redemption price of the note at maturity times the number of complete years to maturity after the U.S. holder acquires the note).

        Under the market discount rules, a U.S. holder will be required to treat any partial principal payment on a note, or any gain realized on the sale, conversion, retirement or other disposition of a note, as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. If a U.S. holder disposes of a note with market discount in certain otherwise non-taxable transactions, the U.S. holder must include accrued market discount as ordinary income as if the U.S. holder had sold the note at its then fair market value. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. holder elects to accrue market discount on a constant yield basis. Once made, such an election may be revoked only with the consent of the IRS and, therefore, should only be made in consultation with a tax advisor.

        A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions. A U.S. holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for U.S. federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor.

        Amortizable Bond Premium.    If a U.S. holder purchases a debt instrument for an amount that is greater than the sum of all amounts payable on the debt instrument after the purchase date, other than payments of qualified stated interest, such U.S. holder will be considered to have purchased the debt instrument with "amortizable bond premium," generally equal in amount to such excess. However, in the case of a debt instrument that may be redeemed prior to maturity at the option of the issuer (such as the notes), the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the "redemption date") for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity, if the result would maximize the U.S. holder's yield to maturity (i.e., result in a smaller amount of amortizable bond premium properly allocable to the period before the redemption date). If the issuer does not in fact exercise its right to redeem the debt instrument on the applicable redemption date, the debt instrument will be treated (solely for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the U.S. holder's "adjusted acquisition price," which is an amount equal to the U.S. holder's basis in the debt instrument (as determined under the applicable Treasury regulations), less the sum of (i) any amortizable bond premium allocable to prior accrual periods and (ii) any payments previously made on the debt instrument (other than payments of qualified stated interest). The debt instrument deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which the debt instrument is redeemable.

        A U.S. holder may elect to amortize bond premium on a debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor. In general, a U.S. holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the applicable Treasury regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the U.S. holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the U.S. holder's total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such U.S. holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.

        Election to Include All Interest in Income Using a Constant Yield Method.    All U.S. holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. Because this election will affect how the U.S. holder treats debt instruments other than the notes, it should be made only in consultation with a tax advisor.

        Conversion of Notes for Cash.    A conversion of a note in exchange solely for cash will be treated as a taxable sale or exchange of the note, as described below under "Sale, Exchange or Retirement of the Notes."

        Conversion of Notes for Cash and Common Stock.    If a U.S. holder receives a combination of common stock and cash (other than cash received in lieu of a fractional share) upon conversion of a note, the treatment of the U.S. holder will depend on whether the notes are treated as "securities" for U.S. federal income tax purposes. It is unclear whether the notes qualify as "securities," and holders are encouraged to consult their own tax advisor regarding that determination. If the notes are treated as "securities," a U.S. holder generally will not recognize loss, but will recognize gain, if any, on a note so converted, in an amount equal to the lesser of the amount of (i) gain realized (i.e., the excess, if any, of the fair market value of the common stock received plus the cash received over the adjusted basis in the note converted) or (ii) the cash received. Such gain generally will be capital gain, except to the extent of accrued market discount not previously included in income, and will be long-term capital gain if the note has been held for at least one year at the time of the conversion. The U.S. holder's aggregate tax basis in the common stock (including any fractional share for which cash is paid) will equal the holder's adjusted tax basis in the note converted, increased by the amount of gain recognized and decreased by the amount of cash received. The U.S. holder's holding period for the stock will include the period during which the holder held such note. If the notes are not treated as securities, the treatment of a conversion in which a U.S. holder receives a combination of common stock and cash is unclear. The transaction might be viewed as consisting of a nontaxable exchange of a portion of each note for common stock and a taxable exchange of the remaining portion of each note for cash (with the consequences described above under "—Conversion of Notes for Cash"). Alternatively, the transaction might be viewed as a fully taxable exchange of the entire note for a combination of cash and common stock. U.S. holders should consult their own advisors concerning the tax treatment to them if the notes are converted for a combination of our common stock and cash. To the extent that the receipt of common stock upon conversion of a note is treated as a taxable exchange, a U.S. holder's tax basis in the common stock received generally will equal the fair market value of such common stock on the date of receipt and a U.S. holder's holding period for the common stock will not include the period during which the U.S. holder held the note so converted.

        Sale, Exchange or Retirement of the Notes.    Upon the sale, conversion, redemption, repurchase, retirement or other disposition of a note (other than a conversion for cash and shares of our common stock, which is discussed above), a U.S. holder generally will recognize gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such U.S. holder's income) and (ii) such U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note generally will equal the cost of the note to such U.S. holder (i) increased by any accrued original issue discount or market discount the U.S. holder has included in income and (ii) decreased by (A) the amount of any payments, other than qualified stated interest payments, received, and (B) amortizable bond premium taken, with respect to such note. Any gain or loss recognized on such a disposition of a note will be capital gain or loss (except, in the case of gain, to the extent of accrued market discount not previously included in income, which will be treated as ordinary income) and will generally be long term capital gain or loss if the note has been held for more than one year at the time of the disposition. The maximum tax rate on long-term capital gains to non-corporate U.S. holders is generally 15% (for taxable years through December 31, 2010). The deductibility of capital losses may be subject to limitations.

        Adjustments to Conversion Rate.    The conversion rate is subject to adjustment under specified circumstances. Under Section 305 of the Internal Revenue Code and the applicable Treasury regulations, a holder of notes could, in certain circumstances, be deemed to have received a distribution of our common stock if and to the extent that the conversion rate is adjusted, which could result in ordinary income to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the notes will generally not be deemed to result in a constructive distribution of our common stock. Certain of the possible adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to our stockholders) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, we intend to take the position that you will be deemed to have received constructive distributions from us, even though you have not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from us are described below under "Investment in Common Stock—Taxation of Taxable U.S. Holders" and "Investment in Common Stock—Taxation of Tax-Exempt U.S. Holders."

Non-U.S. Holders of the Notes

        The rules governing the U.S. federal income taxation of a non-U.S. holder are complex and no attempt will be made herein to provide more than a summary of such rules. The following discussion addresses only certain and not all aspects of U.S. federal income taxation. Special rules may apply to certain non-U.S. holders such as "controlled foreign corporations" and "passive foreign investment companies." Non-U.S. holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the notes.

        For purposes of the following discussion, income and gain on the sale, conversion for cash or other disposition of a note will be considered to be "U.S. trade or business income" if such income or gain is (i) effectively connected with the conduct of a U.S. trade or business and (ii) in the case of a non-U.S. holder eligible for the benefits of an applicable U.S. bilateral income tax treaty, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States.

        Current Income.    A non-U.S. holder generally will not be subject to U.S. tax on payments on a note (other than proceeds from a disposition of a note, as discussed below) provided that (i) the non-U.S. holder does not actually or constructively own 10% or more of the combined voting power of our voting stock, within the meaning of Section 871(h)(3) of the Internal Revenue Code, and is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Internal Revenue Code, and (ii) the non-U.S. holder provides a qualifying statement that the owner is not a U.S. person and the withholding agent does not have actual knowledge or reason to know otherwise. To satisfy the qualifying statement requirement referred to in (ii) above, the beneficial owner of a note must provide a properly executed Form W-8BEN (or appropriate substitute form) prior to the receipt of payments on the note.

        If a non-U.S. holder does not satisfy the above requirements, the gross amount of payments on a note that are not U.S. trade or business income will be subject to U.S. federal withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will instead be taxed at regular graduated U.S. income tax rates. In the case of a non-U.S. holder that is a corporation, such U.S. trade or business income may also, under certain circumstances, be subject to the branch profits tax at a 30% (or, if applicable, treaty-reduced) rate. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the non-U.S. holder must provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, prior to the receipt of payments on the note. In addition, a non-U.S. holder may, under certain circumstances, be required to obtain a U.S. taxpayer identification number and make certain certifications to us. Special procedures are provided for payments through qualified intermediaries. A non-U.S. holder of a note that is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of amounts withheld at a higher rate by filing an appropriate claim for a refund with the IRS.

        Disposition of the Notes.    Any gain realized on the sale, redemption, conversion (including a conversion for cash and any of our common stock), repurchase, retirement or other taxable disposition of a note by a non-U.S. holder (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described in the preceding section captioned "Current Income") will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder, (ii) in the case of a foreign individual, the non-U.S. holder is not present in the United States for 183 days or more in the taxable year, and (iii) the notes do not constitute "U.S. real property interests" within the meaning of the Foreign Investment in Real Property Tax Act, or FIRPTA. Depending on the facts in existence at the time of any redemption, repurchase, conversion or retirement of a note, under FIRPTA we may be required to withhold 10% of any amounts payable on the redemption, repurchase, conversion or retirement by us of a note.

        You are urged to consult your tax advisor as to whether the sale, redemption, repurchase, conversion or retirement of a note is exempt from U.S. federal income tax under FIRPTA if (i) the common stock is part of a class of stock that is regularly traded on an established securities market and you hold notes that, on the date of their acquisition, had a fair market value of five percent or less of the fair market value of the common stock, (ii) the common stock is part of a class of stock that is regularly traded on an established securities market, the notes are regularly traded on an established securities market and you hold notes that, at all times during the five-year period ending on the date of sale, redemption, repurchase, conversion or retirement, had a fair market value of five percent or less of the fair market value of the notes, or (iii) we are a domestically-controlled REIT. No assurance can be provided that the notes will be considered regularly traded in an established securities market under these rules. We will be a domestically-controlled REIT if at all times during a specified testing period we are a REIT and less than 50% in value of our shares is held directly or indirectly by non-U.S. persons. We believe that we currently are a domestically-controlled REIT, but because our common stock is publicly traded, there can be no assurance that we in fact are qualified or will continue to qualify as a domestically-controlled REIT. If a sale, redemption, repurchase or conversion of a note is exempt from U.S. federal income tax under FIRPTA, any amounts withheld from such payments to you may be refunded or credited against your federal income tax liability, if any, if you file with the IRS, on a timely basis, the required IRS forms.

        Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder whose gain or with respect to a note is effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder will generally be subject to U.S. federal income tax on the gain at regular U.S. federal income tax rates, as if the holder were a U.S. person. In the case of a non-U.S. holder that is a corporation, such U.S. trade or business income may also, under certain circumstances, be subject to the branch profits tax at a 30% (or, if applicable, treaty-reduced) rate.

        Adjustments to Conversion Rate.    The conversion rate is subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution to non-U.S. holders of the notes. See "—U.S. Holders of Notes—Adjustments to Conversion Rate" above. In such case, the deemed distribution would be subject to the rules described below under "Investment in Common Stock—Taxation of Non-U.S. Holders."

        In the case of a deemed distribution, because such deemed distributions will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such deemed distribution against cash payments of interest or from cash or shares of our common stock otherwise deliverable to a holder upon a conversion of the notes or a redemption or repurchase of a note.

Information Reporting and Backup Withholding

        Payments of interest and other current income made by us on, and the proceeds of the sale or other disposition (including a redemption) of, the notes may be subject to information reporting and U.S. federal backup withholding tax at the current rate of 28% if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld under the backup withholding rules is allowable as a credit against the holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

SELLING SECURITYHOLDERS

        We originally issued the notes to Goldman Sachs & Co. in a private placement on December 19, 2005 and in connection with the closing of the related over-allotment option to purchase additional notes on December 30, 2005. The notes were immediately resold by the initial purchaser to persons reasonably believed by the initial purchaser to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act in transactions exempt from registration under the Securities Act. Selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell the notes and our common stock issuable upon conversion of the notes pursuant to this prospectus supplement and accompanying prospectus. Unless set forth below, none of the selling securityholders has had within the past three years any material relationship with us or any of our predecessors or affiliates.

        The following table sets forth certain information concerning the principal amount of notes beneficially owned by each selling securityholder and the number of shares of common stock that may be offered from time to time by each selling securityholder under this prospectus supplement and accompanying prospectus. The information is based on information provided to us by or on behalf of the selling securityholders on or prior to June 13, 2006.

        Because the selling securityholders may offer all, some or none of the notes or common stock issuable upon conversion of the notes, we have assumed for purposes of the table below that the named selling securityholders will sell all of the notes or common stock issuable upon conversion of the notes. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act. Unless otherwise indicated below, to our knowledge no selling securityholder named in the table below beneficially owns one percent or more of our common stock, assuming conversion of such selling securityholder's notes.

        To our knowledge, except as described below, the selling securityholders have sole voting and investment power with respect to all of the securities shown as beneficially owned by them.

Name	Principal Amount of Notes Beneficially Owned and Offered Hereby ($)	Percentage of Notes Outstanding	Common Stock Offered Hereby(1)	Percentage of Common Stock Outstanding(2)
Alembic Ltd.	73,000	*	2,578	*
Basso Fund Ltd.	530,000	*	18,717	*
Basso Holdings Ltd.	5,575,000	2.2%	196,883	*
Basso Multi-Strategy Holding Fund Ltd.	1,395,000	*	49,264	*
Bunting Family III, LLC-Capital Appreciation(3)(4)	26,000	*	918	*
Captive Investors Fund	1,164,000	*	41,107	*
Goldman Sachs & Co.(3)	2,700,000	1.1%	95,351	*
Goldman Sachs & Co. Profit Sharing Master Trust(3)	501,000	*	17,693	*
ING Investors Trust-ING T. Rowe Price Capital Appreciation Portfolio(3)(4)	9,795,000	3.9%	345,914	*
KBC Financial Products USA Inc.(3)	5,500,000	2.2%	194,234	*
Knollwood Investment Partnership Capital Appreciation(3)(4)	51,000	*	1,801	*
0Z Special Funding (OZMD), L.P.	22,499,000	9.0%	794,561	*
Penn Series Funds, Inc.-Flexibly Managed Fund(3)(4)	4,165,000	1.7%	147,088	*
Performa International Convertible Bond Fund Ltd.	1,844,000	*	65,121	*
Redbourn Partners Ltd.	1,250,000	*	44,144	*
S.A.C. Arbitrage Fund, LLC	3,500,000	1.4%	123,603	*
T. Rowe Price Capital Appreciation Fund(3)(4)	28,670,000	11.5%	1,012,492	*
T. Rowe Price Capital Appreciation Trust(3)(4)	370,000	*	13,066	*
Tricor Re Investment Fund Ltd.	219,000	*	7,734	*
UBS AG London F/B/O HFS(3)	7,500,000	3.0%	264,865	*
UBS Securities LLC(3)	1,500,000	*	52,973	*
Yield Strategies Fund I, L.P.	1,250,000	*	44,144	*
All other holders of notes or future transferees of such holders(5)	149,923,000	60.0%	5,294,590	3.9%

*
Less than 1%.

(1)
Represents the maximum number of shares of our common stock issuable upon conversion of all of the holder's notes, based on the current conversion rate of 35.3154 shares of our common stock per $1,000 principal amount at maturity of the notes. This conversion rate is subject to adjustment, however, as described under "Description of Notes—Conversion Rate Adjustments." As a result, the maximum number of shares of our common stock issuable upon conversion of the notes may increase or decrease in the future.

(2)
Calculated based on 134,537,312 shares of our common stock outstanding as of June 8, 2006. In calculating this amount for each holder, we treated as outstanding the number of shares of our common stock issuable upon conversion of all of that holder's notes, but we did not assume conversion of any other holder's notes.

(3)
The selling securityholder has informed us that it is, or is an affiliate of, a registered broker-dealers. Each such selling securityholder has represented to us that it acquired its securities in the ordinary course of business and, at the time of the acquisition of the securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities. To the extent that we become aware that any such selling securityholder did not acquire its securities in the ordinary course of business or did have such an agreement or understanding, we will file a supplement to this prospectus supplement to designate such selling securityholder as an "underwriter" within the meaning of the Securities Act of 1933.

(4)
T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the shares owned by this selling securityholder. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price Associates, Inc. may be deemed to be the beneficial owner of all of the notes and shares of common stock issuable upon conversion of the notes held by the selling securityholder: however, T. Rowe Price Associates, Inc. expressly disclaims beneficial ownership of such securities. T. Rowe Price Associates, Inc. is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.

(5)
Assumes that any other holder of notes or any future transferee of any such holder does not beneficially own any common stock other than the common stock issuable upon conversion of the notes.

        Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in prospectus supplements if and when necessary.

PLAN OF DISTRIBUTION

        The selling securityholders and their successors, including their pledgees, donees, partnership distributees and other transferees receiving the notes or common stock from the selling securityholders in non-sale transfers, may sell the notes and the underlying common stock directly to purchasers or through underwriters, broker-dealers or agents. Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

        The notes and the underlying common stock may be sold in one or more transactions at:

  •
  fixed prices that may be changed;

  •
  prevailing market prices at the time of sale;

  •
  prices related to the prevailing market prices;

  •
  varying prices determined at the time of sale; or

  •
  negotiated prices.

        These sales may be effected in transactions, which may involve cross or block transactions, in the following manner:

  •
  on any national securities exchange or quotation service on which the notes or the common stock may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of the common stock;

  •
  in the over-the-counter-market;

  •
  in transactions otherwise than on these exchanges or services or in the over-the-counter market (privately negotiated transactions);

  •
  through the writing and exercise of options (including the issuance of derivative securities), whether these options or such other derivative securities are listed on an options or other exchange or otherwise;

  •
  through the settlement of short sales;

  •
  through any combination of the foregoing; or

  •
  by any other legally available means.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

        Selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the notes or the underlying common stock and deliver these securities to close out short positions. In addition, the selling securityholders may sell the notes and the underlying common stock short and deliver the notes and underlying common stock to close out short positions or loan or pledge the notes or the underlying common stock to broker-dealers or other financial institutions that in turn may sell such securities. Selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealers or other financial institutions of the notes or the underlying common stock or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

        Selling securityholders may decide not to sell all or a portion of the notes and the underlying common stock offered by them pursuant to this prospectus supplement and accompanying prospectus or may decide not to sell notes or the underlying common stock under this prospectus supplement and accompanying prospectus. In addition, selling securityholders may sell or transfer their notes and shares of common stock issuable upon conversion of the notes other than by means of this prospectus supplement and accompanying prospectus. In particular, any securities covered by this prospectus supplement and accompanying prospectus that qualify for sale pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act may be sold thereunder, rather than pursuant to this prospectus supplement and accompanying prospectus.

        The aggregate proceeds to the selling securityholders from the sale of the notes or underlying common stock will be the purchase price of the notes or common stock less any discounts and commissions. A selling securityholder reserves the right to accept and, together with their agents, to reject any proposed purchase of notes or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

        Our common stock is listed on the New York Stock Exchange under the symbol "UDR." We do not intend to list the notes on any securities exchange or for quotation through Nasdaq. The notes are eligible for trading on The Portal Market. However, notes sold pursuant to this prospectus will no longer be eligible for trading on The Portal Market. Accordingly, no assurance can be given as to the development of liquidity or any trading market for the notes.

        The selling securityholders and any underwriters, broker-dealers or agents who participate in the distribution of the notes and the underlying common stock may be deemed to be "underwriters" within the meaning of the Securities Act. As a result, any profits on the sale of the underlying common stock by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were deemed to be underwriters, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act and may be subject to liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        If the notes and the underlying common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent's commissions.

        Any selling securityholder who is a "broker-dealer" may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. As a result, such selling securityholders are an underwriter in connection with the sale of the notes or the shares of common stock issuable upon conversion of the notes covered by this prospectus supplement and accompanying prospectus. Goldman Sachs & Co., KBC Financial Products USA Inc., UBS AG London and UBS Securities LLC have identified themselves as broker-dealers and are, therefore, underwriters in connection with the sale of the notes or the shares of common stock issuable upon conversion of the notes covered by this prospectus supplement and accompanying prospectus. Such selling securityholders have informed us that they have purchased their notes in the open market and in the ordinary course of business, not directly from us, and we are not aware of any underwriting plan or agreement, underwriters' or dealers' compensation, or passive market-making or stabilization transactions involving the purchase or distribution of these securities by such securityholders.

        The selling securityholders and any other persons participating in the distribution of the notes or underlying common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying common stock by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying common stock to engage in market making activities with respect to the particular notes and underlying common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying common stock and the ability to engage in market making activities with respect to the notes and the underlying common stock.

        If required, the specific notes or common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus supplement and accompanying prospectus is a part.

        We entered into a registration rights agreement for the benefit of the holders of the notes to register the notes and the common stock issuable upon conversion of notes under applicable federal securities laws under specific circumstances and specific times. Under the registration rights agreement, the selling securityholders and we have agreed to indemnify each other and our respective controlling persons against, and in certain circumstances to provide contribution with respect to, specific liabilities in connection with the offer and sale of the notes and the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incident to the registration of the notes and the common stock, except that the selling securityholders will pay all brokers' commissions and, in connection with an underwritten offering, if any, underwriting discounts and commissions. See "Registration Rights" above.

LEGAL MATTERS

        The validity of the notes and the shares of our common stock issuable upon conversion of the notes and certain U.S. federal income tax matters have been passed upon for us by Morrison & Foerster LLP.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units

        We may from time to time offer and sell common stock, preferred stock, debt securities, warrants and purchase contracts, as well as units that include any of these securities. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of ours.

        We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. We will provide the specific terms of the securities and the terms of the offering in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        We may offer and sell these securities on a delayed or continuous basis to or through one or more agents, underwriters or dealers as designated from time to time, directly to one or more purchasers, through a combination of these methods or any other method as provided in the applicable prospectus supplement. In addition, this prospectus may be used to offer any of these securities for the account of persons other than us as provided in the applicable prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

        Our common stock is traded on the New York Stock Exchange under the symbol "UDR."

        Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See "Risk Factors" on page 3.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

January 25, 2006

        You should only rely on the information contained or incorporated by reference in this prospectus and in the prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed on Form S-3 with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about their public reference room and their copy charges. Our reports, proxy statements and other information about us may also be inspected at:

The New York Stock Exchange
20 Broad Street
New York, New York 10005

INCORPORATION OF INFORMATION FILED WITH THE SEC

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and, where applicable, supersede the information contained in this prospectus.

        We are incorporating by reference the following documents that we have previously filed with the SEC (Commission File No. 1-10524), except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

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  Annual Report on Form 10-K for the year ended December 31, 2004.

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  Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

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  Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

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  Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

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  Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 11, 2005, March 22, 2005, April 6, 2005, May 9, 2005, May 19, 2005, May 27, 2005, August 1, 2005, August 11, 2005, November 15, 2005, December 5, 2005, December 14, 2005, December 19, 2005, December 23, 2005, and January 6, 2006.

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  Our definitive Proxy Statement dated April 1, 2005, filed in connection with our Annual Meeting of Stockholders held on May 3, 2005.

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  The description of our capital stock contained in our Registration Statement on Form 8-A/A dated and filed with the SEC on November 7, 2005, including any amendments or reports filed with the SEC for the purpose of updating such description.

        We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of this prospectus and prior to the termination of this offering. In no event, however, will any of the information that we "furnish" to the SEC in any Current Report on Form 8-K from time to time be incorporated by reference into, or otherwise included in, this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any of the documents referred to above by written or oral request to:

United Dominion Realty Trust, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
Attention: Investor Relations
Telephone: (720) 283-6120

        We maintain a web site at www.udrt.com. The reference to our web site does not constitute incorporation by reference of the information contained at the site and you should not consider it a part of this prospectus or any other document we file with or furnish to the SEC.

UNITED DOMINION REALTY TRUST, INC.

        We are a self-administered real estate investment trust, or REIT, that owns, acquires, renovates, develops and manages apartment communities nationwide. As of December 31, 2005, our portfolio included 259 communities with a total of 74,875 apartment homes nationwide.

        We have elected to be taxed as a REIT under the applicable provisions of the Internal Revenue Code of 1986, or the "Code." To continue to qualify as a REIT under the Code, we must continue to meet certain tests which, among other things, generally require that our assets consist primarily of real estate assets, our income be derived primarily from real estate assets, and that we distribute at least 90% of our REIT taxable income (other than our net capital gain) to our stockholders. As a qualified REIT, we generally will not be subject to U.S. federal income taxes on our REIT taxable income to the extent we distribute such income to our stockholders.

        We were formed in 1972 as a Virginia corporation and reincorporated in the State of Maryland in June 2003. Our principal executive offices are located at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129. The telephone number of our principal executive offices is (720) 283-6120. Our corporate headquarters is located at 400 East Cary Street, Richmond, Virginia 23219. The telephone number of our corporate headquarters is (804) 780-2691.

RISK FACTORS

        Investing in our securities involves risks. Before purchasing our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading "Factors Affecting Our Business and Prospects" in the "Business" section of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934.

USE OF PROCEEDS

        Unless we state otherwise in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, funding improvements to properties, and acquiring and developing additional properties. Pending application of the net proceeds, we intend to invest the proceeds in interest bearing accounts and short-term, interest bearing securities.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY OFFER

        We may offer and sell, at any time and from time to time:

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  our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities,

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  shares of our common stock, par value $.01 per share,

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  shares of our preferred stock, without par value,

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  warrants to purchase our common stock, preferred stock or debt securities,

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  purchase contracts,

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  units that include any of these securities, and

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  any combination of these securities.

        The terms of any securities we offer will be determined at the time of sale. We may issue debt securities, preferred stock, warrants and purchase contracts that are convertible into or exercisable or exchangeable for common or preferred stock or other securities of ours. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

        We may offer debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case under an indenture entered into between us and a trustee. The debt securities will be our direct obligations. We will describe the particular terms of each series of debt securities offered, including a description of the material terms of the applicable indenture, in a prospectus supplement. This description will contain all or some of the following, as applicable:

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  the title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities,

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  the aggregate principal amount of the debt securities being offered, the aggregate principal amount of debt securities outstanding, and any limit on the principal amount, including the aggregate principal amount of debt securities authorized,

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  the terms and conditions, if any, upon which the debt securities are convertible into our common stock, preferred stock or other securities, including the conversion price or its manner of calculation, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment to the conversion price and provisions affecting conversion in the event of the redemption of the debt securities,

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  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount payable upon declaration of acceleration of their maturity, or, if applicable, the portion of the principal amount of the debt securities that is convertible into our capital stock, or the method for determining the portion,

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  if convertible, in connection with the preservation of our status as a REIT, any applicable limitations on the ownership or transferability of our capital stock into which the debt securities are convertible,

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  the denominations of the debt securities, if other than denominations of an integral multiple of $1,000,

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  the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable and the amount of principal payable on the debt securities,

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  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method for determining the rate or rates, the date or dates from which the interest will accrue or the method for determining the date or dates, the interest payment dates on which any interest will be payable and the regular record dates for the interest payment dates or the method for determining the dates, the person to whom interest should be payable, and the basis for calculating interest if other than that of a 360-day year consisting of twelve 30-day months,

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  the place or places where the principal of, and any premium or make-whole amount, any interest on, and any additional amounts payable in respect of, the debt securities will be payable, where holders of debt securities may surrender for registration of transfer or exchange, and where holders may serve notices or demands to or upon us in respect of the debt securities and the applicable indenture,

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  any provisions for the redemption of the debt securities, the period or periods within which, the price or prices, including any premium or make-whole amount, at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed in whole or in part at our option, if we have the option,

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  our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to the obligation,

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  if other than United States dollars, the currency or currencies in which the debt securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies,

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  whether the amount of payments of principal of, and any premium or make-whole amount, or any interest on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices, and the manner for determining the amounts,

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  whether the principal of, and any premium or make-whole amount, or any interest or additional amounts on the debt securities are to be payable, at the election of United Dominion or a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable,

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  provisions, if any, granting special rights to the holders of the debt securities upon the occurrence of specified events,

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  any deletions from, modifications of or additions to the events of default or covenants of United Dominion with respect to the debt securities, whether or not the events of default or covenants are consistent with the events of default or covenants set forth in the applicable indenture,

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  whether the debt securities will be issued in certificated or book-entry form,

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  the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture,

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  whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of the option,

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  any restrictions or condition on the transferability of the debt securities,

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  the exchanges, if any, on which the debt securities may be listed,

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  the trustee, authenticating or paying agent, transfer agent or registrar, and

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  any other material terms of the debt securities and the applicable indenture.

        The debt securities may be original issue discount securities, which are debt securities that may provide for less than their entire principal amount to be payable upon declaration of acceleration of their maturity. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the prospectus supplement.

        Unless we specify otherwise in the applicable prospectus supplement, we will issue our senior debt securities under an indenture dated as of November 1, 1995, between us and the trustee under the indenture, which is U.S. Bank National Association, formerly Wachovia Bank, National Association (formerly First Union National Bank). We refer to this indenture as the "Senior Indenture." Unless we specify otherwise in the applicable prospectus supplement, we will issue our subordinated debt securities under the indenture dated as of August 1, 1994, between us and the trustee under the indenture, which is SunTrust Bank (formerly known as Crestar Bank). We refer to this indenture as the "Subordinated Indenture." The Senior Indenture and the Subordinated Indenture are sometimes referred to in this prospectus individually as an "Indenture" and collectively as the "Indentures." As trustees, U.S. Bank and SunTrust Bank serve two roles. First, the trustees can enforce your rights against us if we default on the debt securities. Second, the trustees assist in administering our obligations under the debt securities, such as payments of interest.

        Below, we describe the Indentures and summarize some of their provisions. However, we have not described every aspect of the Indentures or the debt securities that we may issue under the Indentures. You should refer to the actual Indentures for a complete description of their provisions and the definitions of terms used in them. In this prospectus, we provide only the definitions for some of the more important terms in the Indentures. Wherever we refer to defined terms of the Indentures in this prospectus or in the prospectus supplement, we are incorporating by reference those defined terms. The Senior Indenture and Subordinated Indenture are exhibits to the registration statement of which this prospectus is a part.

General Terms

        The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, except that the Senior Indenture contains limitations on the amount of indebtedness that we may incur, as described in more detail below.

        The senior debt securities issued under the Senior Indenture will be unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities issued under the Subordinated Indenture will be our unsecured obligations and will be subordinated in right of payment to all senior debt.

        Each Indenture allows for any one or more series of debt securities to have one or more trustees. Any trustee under either Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other trustee. Unless this prospectus or the applicable prospectus supplement states differently, each trustee of a series of debt securities may take any action that we may take under the applicable Indenture.

        We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision.

Denominations, Interest, Registration and Transfer

        Unless the applicable prospectus supplement states differently, the debt securities of any series issued under an Indenture in registered form will be issuable in denominations of $1,000 and integral multiples of $1,000. Unless the prospectus supplement states otherwise, the debt securities of any series issued under an Indenture in bearer form will be issuable in denominations of $5,000.

        Unless otherwise provided in the applicable prospectus supplement, the trustees will pay the principal of and any premium and interest on the debt securities issued under an Indenture and will register the transfer of any debt securities at their offices. However, at our option, we may distribute interest payments by mailing a check to the address of each holder of debt securities that appears on the register for the debt securities.

        Any interest on the debt securities not punctually paid or duly provided for on any interest payment date will cease to be payable to the holder on the applicable regular record date. This defaulted interest may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest. We will set the special record date and give the holder of the debt security at least 10 days' prior notice. In the alternative, this defaulted interest may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

        Subject to any limitations imposed upon debt securities issued under an Indenture in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender to the applicable trustee of the debt securities. In addition, subject to any limitations imposed upon debt securities issued under an Indenture in book-entry form, a holder may surrender the debt securities to the trustee for conversion or registration of transfer. Debt securities surrendered for conversion, registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer from the holder. A holder will not have to pay a service charge for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

        If the prospectus supplement refers to any transfer agent, in addition to the applicable trustee that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities issued under an Indenture.

        Neither we nor the trustees under the Indentures will be required to:

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  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption,

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  register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part, or

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  issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder's option, except the portion, if any, of the debt security not to be repaid.

Merger, Consolidation or Sale

        The Indentures generally provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

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  either we will be the continuing entity, or the successor entity formed by or resulting from the consolidation or merger or that will have received the transfer of the assets is an entity organized and existing under the laws of the United States or any state and will expressly assume payment of the principal of, and any premium or make-whole amount, if any, and interest on all of the debt securities issued under the Indenture and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture,

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  immediately after giving effect to the transaction and treating any resulting indebtedness that becomes our or any subsidiary's obligation as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing, and

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  we receive an Officers' Certificate and legal opinion as to compliance with these conditions.

Covenants Under the Senior Indenture

        The Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of, without duplication:

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  our Total Assets (as defined below) as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC, or, if the filing is not permitted under the Exchange Act, with the trustee, prior to the incurrence of the additional Debt, and

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  the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of the additional Debt.

        In addition to the foregoing limitations on the incurrence of Debt, the Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any subsidiary's property if, immediately after giving effect to the incurrence of the Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt on a consolidated basis that is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or any subsidiary's property is greater than 40% of our Total Assets.

        In addition to the foregoing limitations on the incurrence of Debt, the Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred will have been less than 1.5, on a pro forma basis after giving effect to the Debt and to the application of the proceeds from the Debt, and calculated on the assumption that:

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  the Debt and any other Debt incurred since the first day of the four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of the period,

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  our repayment or retirement of any other Debt since the first day of the four-quarter period had been incurred, repaid or retired at the beginning of the period, except that, in making the computation, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of the Debt during the period,

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  in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation, and

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  in the case of our acquisition or disposition of any asset or group of assets since the first day of the four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Debt had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.

        The Subordinated Indenture does not limit the incurrence of Debt.

        The following terms used in the covenants summarized above have the indicated meanings:

        "Acquired Debt" means Debt of a person (i) existing at the time the person becomes a subsidiary or (ii) assumed in connection with the acquisition of assets from the person, in each case, other than Debt incurred in connection with, or in contemplation of, the person becoming a subsidiary or the acquisition. Acquired Debt will be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.

        "Annual Service Charge" as of any date means the maximum amount that is payable in any period for interest on, and original issue discount of, our Debt and the amount of dividends that are payable in respect of any Disqualified Stock (as defined below).

        "Capital Stock" means, with respect to any person, any capital stock, including preferred stock, shares, interests, participations or other ownership interests, however designated, of the person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any capital stock.

        "Consolidated Income Available for Debt Service" for any period means Funds From Operations (as defined below) plus amounts that have been deducted for interest on Debt.

        "Debt" of United Dominion or any subsidiary means any indebtedness of United Dominion, or any subsidiary, whether or not contingent, in respect of, without duplication:

  •
  borrowed money or evidenced by bonds, notes, debentures or similar instruments,

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  indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by United Dominion or any subsidiary,

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  the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement,

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  the principal amount of all obligations of United Dominion or any subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or

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  any lease of property by United Dominion or any subsidiary as lessee that is reflected on United Dominion's consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under the first three bullet points above, that any of the items, other than letters of credit, would appear as a liability on United Dominion's consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of United Dominion or any subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, debt of another person, other than United Dominion or any subsidiary.

        Debt will be deemed to be incurred by us or any subsidiary whenever we or a subsidiary creates, assumes, guarantees or otherwise becomes liable for that Debt.

        "Disqualified Stock" means, with respect to any person, any capital stock of the person that by the terms of the capital stock, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, upon the happening of any event or otherwise:

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  matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise,

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  is convertible into or exchangeable or exercisable for Debt or Disqualified Stock, or

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  is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the series of debt securities.

        "Funds From Operations" for any period means income before gains or losses on investments and extraordinary items plus amounts that have been deducted, and minus amounts that have been added, for the following items, without duplication:

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  provision for preferred stock dividends,

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  provision for property depreciation and amortization, and

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  the effect of any adjustments for significant non-recurring items, including any noncash charge resulting from a change in accounting principles in determining income before gains or losses on investments and extraordinary items for the period, as reflected in our financial statements for the period determined on a consolidated basis in accordance with generally accepted accounting principles.

        "Total Assets" as of any date means the sum of:

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  our Undepreciated Real Estate Assets, and

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  all of our other assets determined in accordance with generally accepted accounting principles, but excluding intangibles.

        "Undepreciated Real Estate Assets" as of any date means the original cost plus capital improvements of our real estate assets on the date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

        Except as described above, the Indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. However, our Articles of Restatement, referred to in this prospectus as our charter, contains ownership and transfer restrictions relating to our stock that are designed primarily to preserve our status as a REIT for U.S. federal income tax purposes. The Code generally provides that concentration of more than 50% in value of direct or indirect ownership of our stock in five or fewer individual stockholders during the last six months of any year, or ownership of our stock by fewer than 100 persons on more than a limited number of days during any taxable year, will result in our disqualification as a REIT for such purposes. Provisions of our charter that are intended to prevent concentration of ownership may prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of United Dominion that are described in this section, including any addition of a covenant or other provision providing event risk or similar protection.

Covenants Under Both Indentures

        Each Indenture includes the following covenants:

        Existence.    Except as described above under "Merger, Consolidation or Sale," we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights, both under our charter and statutory, and franchises. However, we will not be required to preserve any right or franchise if our board of directors determines that its preservation is no longer desirable in the conduct of our business and the business of our subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities of any series.

        Maintenance of Properties.    We will cause all of our properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that our business may be properly and advantageously conducted at all times. However, we will not be prevented from selling or otherwise disposing of for value our properties in the ordinary course of business.

        Insurance.    We will, and will cause each of our subsidiaries to, keep all of our insurable properties insured against loss or damage in an amount at least equal to their then full insurable value with financially sound and reputable insurance companies.

        Payment of Taxes and Other Claims.    We will pay or discharge or cause to be paid or discharged, before the same becomes delinquent:

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  all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our or any subsidiary's income, profits or property, and

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  all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our or any subsidiary's property.

        However, we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of Financial Information.    Whether or not we are subject to Sections 13 or 15(d) of the Exchange Act, we will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Sections 13 and 15(d) if we were subject to those Sections. We will also in any event:

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  within 15 days of each required filing date

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  transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, without cost to the holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act if we were subject to those Sections, and

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  file with the trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act if we were subject to those Sections, and

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  if our filing the documents with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the documents to any prospective holder.

Events of Default, Notice and Waiver

        Each Indenture provides that the following events are "events of default" with respect to any issued series of debt securities:

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  default for 30 days in the payment of any installment of interest or additional amounts payable on any debt security of the series,

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  default in the payment of the principal of, or any premium or make-whole amount on any debt security of the series at its maturity,

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  default in making any sinking fund payment as required for any debt security of the series,

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  default in the performance of any other covenant of United Dominion contained in the Indenture, other than a covenant added to the Indenture solely for the benefit of a series of debt securities issued under the Indenture other than the series, continued for 60 days after written notice as provided in the Indenture,

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  default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us, or by any subsidiary, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $10,000,000, whether the indebtedness now exists or will later be created, which default will have resulted in the indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, without the acceleration having been rescinded or annulled within 10 days after written notice as provided in the Indenture,

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  the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against us or any subsidiary in an aggregate amount, excluding amounts covered by insurance, in excess of $10,000,000 and those judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts covered by insurance, in excess of $10,000,000 for a period of 30 consecutive days,

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  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of United Dominion or any significant subsidiary or for all or substantially all of either of their properties, and

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  any other event of default provided with respect to the series of debt securities.

        The term "significant subsidiary" means each significant subsidiary, as defined in Regulation S-X promulgated under the Securities Act, of United Dominion.

        If an event of default under either Indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in their terms, of, and any make-whole amount on, all of the debt securities of that series to be due and payable immediately by written notice to us, and to the trustee if given by the holders. However, at any time after the declaration of acceleration with respect to debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, may rescind and annul the declaration and its consequences if:

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  we will have deposited with the trustee all required payments of the principal of and any premium or make-whole amount and interest, and any additional amounts, on the debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, plus certain fees, expenses, disbursements and advances of the trustee, and

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  all events of default, other than the nonpayment of accelerated principal, or specified portion thereof and any premium or make-whole amount, or interest, with respect to the debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, have been cured or waived as provided in the Indenture.

        Each Indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, may waive any past default with respect to the series and its consequences, except a default:

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  in the payment of the principal of, or any premium or make-whole amount, or interest or additional amounts payable on any debt security of the series, or

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  in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each affected outstanding debt security.

        Each trustee is required to give notice to the holders of debt securities within 90 days of a default under the applicable Indenture. However, the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of, or any premium or make-whole amount, or interest or additional amounts payable, on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series, if the trustee considers the withholding to be in the interest of the holders.

        Each Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the trustee for 60 days to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, interest on and additional amounts payable with respect to, the debt securities at their respective due dates.

Modification of the Indentures

        We and the applicable trustee may modify and amend either Indenture with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Indenture affected by the modification or amendment. However, we must have the consent of the holders of all affected outstanding debt securities to:

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  change the stated maturity of the principal of, or any premium or make-whole amount, or any installment of principal of or interest or additional amounts payable on, any debt security,

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  reduce the principal amount of, or the rate or amount of interest on, or any premium or make- whole amount payable on redemption of, or any additional amounts payable with respect to, any debt security, or reduce the amount of principal of an original issue discount security or make- whole amount, if any, that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security,

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  change the place of payment, or the coin or currency, for payment of principal of, and any premium or make-whole amount, or interest on, or any additional amounts payable with respect to, a debt security,

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  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security,

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  reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with any provisions of that Indenture or any defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or

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  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

        The holders of not less than a majority in principal amount of outstanding debt securities issued under either Indenture have the right to waive our compliance with some covenants in the Indenture.

Subordination

        Upon any distribution to our creditors in a liquidation, dissolution, reorganization or similar proceeding, the payment of the principal of and interest on subordinated debt securities issued under the Subordinated Indenture will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all senior debt. Our obligation to make payment of the principal and interest on the subordinated debt securities will not otherwise be affected.

        No payment of principal or interest may be made on the subordinated debt securities at any time if a default on senior debt exists that permits the holders of the senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders have been applied to the payment of senior debt. By reason of this subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities.

        Senior debt is defined in the Subordinated Indenture as the principal of and interest on, or substantially similar payments to be made by United Dominion in respect of, the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred, created or assumed:

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  our indebtedness for money borrowed or represented by purchase-money obligations,

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  our indebtedness evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument,

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  our obligations as lessee under leases of property either made as part of any sale and lease-back transaction to which we are a party or otherwise,

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  indebtedness of partnerships and joint ventures that is included in our consolidated financial statements,

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  indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire, and

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  any binding commitment of us to fund any real estate investment or to fund any investment in any entity making a real estate investment, in each case other than the following:

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  any indebtedness, obligation or liability referred to in the above bullet points as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that the indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks pari passu with the subordinated debt securities,

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  any indebtedness, obligation or liability that is subordinated to indebtedness of United Dominion to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, and

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  the subordinated debt securities.

        At December 31, 2005, our senior unsecured debt aggregated approximately $1.8 billion.

Discharge, Defeasance and Covenant Defeasance

        Under each Indenture, we may discharge certain obligations to holders of any series of debt securities issued under the Indenture that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and any premium or make-whole amount, and interest and any additional amounts payable to the date of the deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.

        Each Indenture provides that, if the provisions of its Article Fourteen are made applicable to the debt securities of or within any series pursuant the Indenture, we may elect:

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  "defeasance," which is to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust, or

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  "covenant defeasance," which is to be released from our obligations with respect to the debt securities under provisions of each Indenture described under "Covenants Under the Senior Indenture" and "Covenants Under Both Indentures" above, or, if provided pursuant to Section 301 of each Indenture, our obligations with respect to any other covenant, and any omission to comply with the obligations will not constitute a default or an event or default with respect to the debt securities issued under the Indenture.

In either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or currency units or composite currency or currencies in which the debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to the debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

        Such a trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel, as specified in each Indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax laws occurring after the date of the Indenture.

        "Government Obligations" means securities that are:

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  direct obligations of the United States of America or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or

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  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government that issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or any other government, which, in either case, are not callable or redeemable at the option of the issuer, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

        Unless otherwise provided in the prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series issued under an Indenture:

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  the holder of a debt security of the series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of the debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt security, or

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  a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium or make-whole amount, and interest on the debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or cessation of usage based on the applicable market exchange rate.

        "Conversion Event" means the cessation of use of:

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  a currency, currency unit or composite currency, other than the ECU or other currency unit, both by the government of the country that issued the currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,

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  the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or

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  any currency unit or composite currency other than the ECU for the purposes for which it was established.

        Unless otherwise provided in the prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on any debt security issued under an Indenture that is payable in a foreign currency that ceases to be used by its government of issuance will be made in United States dollars.

        If we effect covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. This situation will not apply in the case of an event of default described in the fourth bullet point under "Events of Default, Notice and Waiver" of either Indenture, which sections would no longer be applicable to the debt securities or described in the last bullet point under "Events of Default, Notice and Waiver" with respect to a covenant as to which there has been covenant defeasance. However, we would remain liable to make payment of the amounts due at the time of acceleration.

        The prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Book-Entry System

        We may issue debt securities of a series as one or more fully registered global securities. We will deposit the global securities with, or on behalf of, a depository bank identified in the prospectus supplement relating to the series. We will register the global securities in the name of the depository bank or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by the global security or securities. Until any global security is exchanged in whole or in part for debt securities in definitive certificated form, the depository bank or its nominee may not transfer the global certificate except to each other, another nominee or to their successors and except as described in the applicable prospectus supplement.

        The prospectus supplement will describe the specific terms of the depository arrangement with respect to a series of debt securities that a global security will represent. We anticipate that the following provisions will apply to all depository arrangements.

        Upon the issuance of any global security, and the deposit of the global security with or on behalf of the depository bank for the global security, the depository bank will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions, also referred to as "participants," that have accounts with the depository bank or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution or placement of the debt securities or by us, if we offer and sell the debt securities directly. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants.

        Ownership of beneficial interests by participants in the global security will be shown by book-keeping entries on, and the transfer of that ownership interest will be effected only through book-keeping entries to, records maintained by the depository bank or its nominee for the global security. Ownership of beneficial interests in the global security by persons that hold through participants will be shown by book-keeping entries on, and the transfer of that ownership interest among or through the participants will be effected only through book-keeping entries to, records maintained by the participants.

        The laws of some jurisdictions require that some of the purchasers of securities take physical delivery of the securities in definitive certificated form rather than book-entry form. Such laws may impair the ability to own, transfer or pledge beneficial interests in any global security.

        So long as the depository bank for a global security or its nominee is the registered owner of the global security, the depository bank or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as described below or otherwise specified in the applicable prospectus supplement, owners of beneficial interests in a global security:

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  will not be entitled to have debt securities of the series represented by the global security registered in their names,

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  will not receive or be entitled to receive physical delivery of debt securities of the series in definitive certificated form, and

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  will not be considered the holders thereof for any purposes under the applicable indenture.

        Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository bank and, if the person is not a participant, on the procedures of the participant through which the person directly or indirectly owns its interest, to exercise any rights of a holder under the applicable indenture. The depository bank may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the indenture.

        We understand that under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action that a holder is entitled to give or take under the indenture, the depository bank for the global security would authorize the participants holding the relevant beneficial interest to give notice or take action, and the participants would authorize beneficial owners owning through the participants to give notice or take action or would otherwise act upon the instructions of beneficial owners owning through them.

        Principal and any premium and interest payments on debt securities represented by a global security registered in the name of a depository bank or its nominee will be made to the depository bank or its nominee, as the case may be, as the registered owner of the global security. None of us, the trustee or any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depository bank for any series of debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository bank. We also expect that payments by participants to owners of beneficial interests in the global security or securities held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of the participants.

        If the depository bank for any series of debt securities represented by a global security is at any time unwilling or unable to continue as depository bank and we do not appoint a successor depository bank within 90 days, we will issue the debt securities in definitive certificated form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive certificated form in exchange for the global security representing the series of debt securities.

        Debt securities of the series issued in definitive certificated form will, except as described in the applicable prospectus supplement, be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form.

Trustees

        U.S. Bank National Association (formerly Wachovia Bank, National Association) is the trustee under the Senior Indenture. SunTrust Bank is the trustee under the Subordinated Indenture, as well as the indenture dated December 19, 2005 relating to our 4.00% Convertible Senior Notes due 2035. Both U.S. Bank and SunTrust Bank have lending relationships with us.

DESCRIPTION OF PREFERRED STOCK

        The following description sets forth general terms and provisions of our preferred stock. Specific terms of any series of preferred stock offered by a prospectus supplement will be described in that prospectus supplement. You should review our charter for a more complete description of the preferences, limitations and relative rights of a particular series of preferred stock.

General

        We are authorized to issue 50,000,000 shares of preferred stock, without par value. The preferred stock is issuable in series designated by our board of directors, without further stockholder action and pursuant to our charter, with the designations, preferences, terms, rights, restrictions, limitations, qualifications, terms and conditions of redemption and other relative rights as our board of directors may approve. We currently have four designated series of preferred stock: 8.60% Series B Cumulative Redeemable Preferred Stock, Series C Junior Participating Cumulative Redeemable Preferred Stock, Series E Cumulative Convertible Preferred Stock and Series F Preferred Stock. At December 31, 2005, there were outstanding 5,416,009 shares of Series B Preferred Stock and 2,803,812 shares of Series E Preferred Stock. No shares of Series C Preferred Stock or Series F Preferred Stock have been issued. We will not issue any shares of Series C Preferred Stock except upon the exercise of rights as described below under "Description of Common Stock Ì Preferred Stock Purchase Rights." We will not issue additional shares of any outstanding series of preferred stock.

        Our preferred stock will have the dividend, liquidation, redemption, conversion and voting rights described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. In an offering of a series of our preferred stock, the prospectus supplement will provide specific terms of the series, including:

  •
  the title and liquidation preference per share of the preferred stock and the number of shares offered,

  •
  the price at which the series will be issued,

  •
  the dividend rate or method of its calculation, the dates on which dividends will be payable and the dates from which dividends will commence to accumulate,

  •
  any redemption or sinking fund provisions of the series,

  •
  any conversion provisions of the series, and

  •
  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the series.

        Our preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of preferred stock and, in all cases, will be senior to the common stock.

Dividend Rights

        Holders of preferred stock of each series will be entitled to receive, when declared by our board of directors, cash dividends at the rates and on the dates as set forth in the prospectus supplement relating to the series of preferred stock. The rate may be fixed or variable or both and may be cumulative, noncumulative or partially cumulative.

        If the prospectus supplement provides, as long as any shares of preferred stock are outstanding, no dividends will be declared or paid or any distributions be made on the common stock unless the accrued dividends on each series of preferred stock have been fully paid or declared and set apart for payment and we will have set apart all amounts, if any, required to be set apart for all sinking funds, if any, for each series of preferred stock.

        If the prospectus supplement so provides, when dividends are not paid in full upon any series of preferred stock and any other series of preferred stock ranking on a parity as to dividends with the series of preferred stock, all dividends declared upon the series of preferred stock and any other series of preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on the series of preferred stock and the other series will in all cases bear to each other the same ratio that accrued dividends per share on the series of preferred stock and the other series bear to each other.

        Each series of preferred stock will be entitled to dividends as described in the prospectus supplement relating to the series, which may be based upon one or more methods of determination.

Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

Rights Upon Liquidation

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of United Dominion, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to stockholders the amount stated or determined on the basis set forth in the prospectus supplement relating to the series. This distribution may include accrued dividends, if the liquidation, dissolution or winding up is involuntary. If the liquidation, dissolution or winding up is voluntary, the distribution may equal the current redemption price per share provided for the series set forth in the prospectus supplement, otherwise than for the sinking fund, if any, provided for the series. Any preferential basis for the distribution will be set forth in the prospectus supplement.

        If, upon any voluntary or involuntary liquidation, dissolution or winding up of United Dominion, the amounts payable with respect to preferred stock of any series and any other shares of our stock ranking as to any such distribution on a parity with the series of preferred stock are not paid in full, the holders of preferred stock of the series and of the other shares will share ratably in any distribution of our assets in proportion to the full respective preferential amounts to which they are entitled or on such other basis as is set forth in the applicable prospectus supplement. The rights, if any, of the holders of any series of preferred stock to participate in our remaining assets after the holders of other series of preferred stock have been paid their respective specified liquidation preferences upon any liquidation, dissolution or winding up of United Dominion will be described in the prospectus supplement relating to the series.

Redemption

        A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times, the redemption prices and for the types of consideration set forth in the prospectus supplement relating to the series. The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the series that we will redeem in each year commencing after a specified date at a specified redemption price per share, together with an amount equal to any accrued and unpaid dividends to the date of redemption.

        If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem the preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right to convert the shares into other classes of our capital stock. The prospectus supplement will set forth the redemption price relating to a particular series of preferred stock.

        Except as indicated in the applicable prospectus supplement, the preferred stock is not subject to any mandatory redemption at the option of the holder.

Sinking Fund

        The prospectus supplement for any series of preferred stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

Conversion Rights

        The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into shares of common stock or another series of preferred stock. The preferred stock will have no preemptive rights.

Voting Rights

        The prospectus supplement relating to a particular series of preferred stock will set forth any voting rights applicable to that series.

Restrictions on Ownership and Transfer

        Our charter contains ownership and transfer restrictions relating to our stock that are designed primarily to preserve our status as a REIT. These restrictions, which apply to our preferred stock and our common stock, include the ownership and transfer restrictions discussed in more detail below under "Description of Common Stock Ì Restrictions on Ownership and Transfer."

Transfer Agent and Registrar

        The prospectus supplement will state our selection for the transfer agent, registrar and dividend disbursement agent for a series of preferred stock. The registrar for shares of preferred stock will send notices to preferred stockholders of any meetings at which holders of preferred stock have the right to vote on any matter.

DESCRIPTION OF COMMON STOCK

        The following is a summary of some of the important terms of our common stock. The following discussion also summarizes some of the terms of our preferred stock, our stockholder rights plan and Maryland law. None of these summaries or descriptions is complete and all of them are qualified by reference to our charter, bylaws and stockholder rights plan and the applicable provisions of Maryland law. You should review the applicable Maryland law as well as our charter, bylaws and stockholder rights plan for a more complete description of our common stock.

General

        We are authorized to issue 250,000,000 shares of common stock, $0.01 par value per share. As of December 31, 2005, there were 134,012,053 shares of our common stock issued and outstanding and 23,833,710 shares of our common stock reserved for issuance upon exercise of outstanding stock options, convertible notes, convertible preferred stock and operating partnership units exchangeable for our common stock.

Voting Rights

        Holders of our common stock have one vote per share and are not entitled to cumulate votes in the election of directors. The holders of our outstanding Series E Preferred Stock are entitled to vote on an "as converted" (one-for-one) basis as a single class in combination with the holders of our common stock at any meeting of stockholders for the election of directors or for any other purpose on which holders of our common stock are entitled to vote. If we issue shares of our Series F Preferred Stock, the holders thereof will be entitled to one vote for each share of the Series F Preferred Stock they hold, voting together with the holders of our common stock, on each matter submitted to a vote of securityholders at a meeting of our stockholders.

Dividends

        Holders of our common stock are entitled to receive dividends if, when and as declared by our board of directors out of legally available funds after payment of, or provision for, full cumulative dividends on shares of our preferred stock then outstanding. In the event of our voluntary or involuntary liquidation or dissolution, holders of our common stock are entitled to share ratably in our distributable assets remaining after satisfaction of the prior preferential rights of our preferred stock and the satisfaction of all of our debts and liabilities. Holders of our common stock do not have preemptive rights.

        The dividend and liquidation rights of holders of our common stock are specifically limited by the terms of the outstanding preferred stock, which in general provide that no dividends will be declared or paid on the common stock unless the accrued dividends on each series of outstanding preferred stock have been fully paid or declared and set apart for payment, and that in the event of any liquidation, dissolution or winding up of our company, the holders of each series of outstanding preferred stock will be entitled to receive out of our assets available for distribution to stockholders the liquidation preference of that series before any amount is distributed to holders of common stock.

Certain Maryland Law Provisions

        As a Maryland corporation, we are subject to certain restrictions concerning certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between us and an "interested stockholder." Interested stockholders are persons: (i) who beneficially own 10% or more of the voting power of our outstanding voting stock, or (ii) who are affiliates or associates of us who, at any time within the two-year period prior to the date in question, were the beneficial owners of 10% or more of the voting power of our outstanding stock. Such business combinations are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of the outstanding voting shares voting together as a single voting group, and (ii) two-thirds of the votes entitled to be cast by holders of the outstanding voting shares other than voting shares held by the interested stockholder or an affiliate or associate of the interested stockholder with whom the business combination is to be effected, unless, among other things, the corporation's stockholders receive a minimum price for their shares and the consideration is received in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder.

        Also under Maryland law, "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer or by officers or directors who are employees of the corporation. "Control shares" are shares of stock which, if aggregated with all other shares of stock owned by the acquirer or shares of stock for which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third,

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  one-third or more but less than a majority, or

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  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means, subject to certain exceptions, the acquisition of, ownership of or the power to direct the exercise of voting power with respect to, control shares.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the control share acquisition statute any acquisitions by any person of shares of our stock.

        Under Title 3, Subtitle 8 of the Maryland General Corporation Law, a Maryland corporation that has a class of equity securities registered under the Securities Exchange Act of 1934 and that has at least three directors who are not officers or employees of the corporation, are not acquiring persons, are not directors, officers, affiliates or associates of any acquiring person, or are not nominated or designated as a director by an acquiring person, may elect in its charter or bylaws or by resolution of its board of directors to be subject to certain provisions of Subtitle 8 that may have the effect of delaying or preventing a change in control of the corporation. These provisions relate to a classified board of directors, removal of directors, establishing the number of directors, filling vacancies on the board of directors and calling special meetings of the corporation's stockholders. We have not made the election to be governed by these provisions of Subtitle 8 of the Maryland General Corporation Law. However, our charter and our bylaws permit our board of directors to determine the number of directors subject to a minimum number and other provisions contained in such documents.

Restrictions on Ownership and Transfer

        Our charter contains ownership and transfer restrictions relating to our stock that are designed primarily to preserve our status as a REIT. These restrictions include but are not limited to the following:

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  no person may beneficially own or constructively own shares of our outstanding "equity stock" (defined as stock that is either common stock or preferred stock) with a value in excess of 9.9% of the value of all outstanding equity stock unless our board of directors exempts the person from such ownership limitation, provided that any such exemption shall not allow the person to exceed 13% of the value of our outstanding equity stock;

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  any transfer that, if effective, would result in any person beneficially owning or constructively owning equity stock with a value in excess of 9.9% of the value of all outstanding equity stock (or such higher value not to exceed 13% as determined pursuant to an exemption from our board of directors) shall be void as to the transfer of that number of shares of equity stock which would otherwise be beneficially owned or constructively owned by such person in excess of such ownership limit; and the intended transferee shall acquire no rights in such excess shares of equity stock;

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  except as provided in our charter, any transfer that, if effective, would result in the equity stock being beneficially owned by fewer than 100 persons shall be void as to the transfer of that number of shares which would be otherwise beneficially owned or constructively owned by the transferee; and the intended transferee shall acquire no rights in such excess shares of equity stock; and

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  any transfer of shares of equity stock that, if effective, would result in us being "closely held" within the meaning of Section 856(h) of the Code shall be void as to the transfer of that number of shares of equity stock which would cause us to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such excess shares of equity stock.

Transfer Agent

        The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A., 161 North Concord Exchange, South St. Paul, Minnesota 55075.

Exchange Listing

        Our common stock is listed for trading on the New York Stock Exchange under the symbol "UDR."

Preferred Stock Purchase Rights

        Pursuant to our First Amended and Restated Rights Agreement dated September 14, 1999, each share of our common stock evidences one right to purchase from us one one-thousandth of a share of our Series C Junior Participating Cumulative Redeemable Preferred Stock. Except with respect to certain preferential rights, each one one-thousandth of a share of Series C Preferred Stock is structured to be the equivalent of one share of common stock. The exercise price of the rights is $45.00, subject to adjustment. The rights are not currently exercisable and no shares of Series C Preferred Stock are currently outstanding.

        The rights will separate from the common stock and a distribution of certificates evidencing the rights will occur upon the earlier of:

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  10 business days following a public announcement that a person or group of related persons has acquired, or obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of common stock, or

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  10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning more than 15% of the outstanding shares of common stock.

        Generally, the rights will become exercisable at the time of the distribution of certificates evidencing the rights as set forth above. The rights will expire at the close of business on February 4, 2008, unless we redeem or exchange them earlier.

        The Series C Preferred Stock is junior to all other outstanding series of preferred stock in respect of rights to receive dividends and to participate in distributions or payments in the event of our liquidation, dissolution or winding up. The Series C Preferred Stock is senior to the common stock and any other capital stock of United Dominion ranking, as to dividends and upon liquidation, junior to the Series C Preferred Stock.

        Holders of shares of the Series C Preferred Stock will be entitled to receive, if, when and as declared by our board of directors, out of legally available funds, cumulative preferential cash dividends payable quarterly in an amount per share equal to the greater of:

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  $0.01 or

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  subject to adjustment set forth in the charter, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount, payable in kind, of all non-cash dividends or other distributions, other than dividends payable in shares of common stock, declared on the common stock since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Series C Preferred Stock.

        In the event of any liquidation, dissolution or winding up of United Dominion, the holders of shares of Series C Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders, subject to the prior preferential rights of our other preferred stock ranking senior to the Series C Preferred Stock, a liquidation preference of $1,000 per share, plus accrued and unpaid dividends thereon to the date of payment, which is referred to as the "Series C Preferred Liquidation Preference." After the payment to the holders of the shares of the Series C Preferred Stock of the full Series C Preferred Liquidation Preference, the holders of the Series C Preferred Stock as such shall have no right or claim to any of our remaining assets until the holders of common stock shall have received an amount per share, referred to as the "common adjustment," equal to the quotient obtained by dividing the Series C Preferred Liquidation Preference by 1,000, subject to adjustments as set forth in the charter. Following the payment of the full amount of the Series C Preferred Liquidation Preference, the full amount of any liquidation preference payable to holders of any of our other shares of stock ranking on a parity with the Series C Preferred Stock as to any liquidation distribution, and the full amount of the common adjustment, respectively, holders of shares of the Series C Preferred Stock, such other shares and shares of the common stock shall be entitled to receive their ratable and proportionate share of our remaining assets to be distributed in the ratio of 1,000 (subject to adjustment as set forth in our charter) to 1 with respect to the Series C Preferred Stock, such other shares and the common stock, on a per share basis, respectively. In the event that there are not sufficient assets available after payment in full of the Series C Preferred Liquidation Preference and such other liquidation preferences to permit payment in full of the common adjustment, then the remaining assets shall be distributed ratably to the holders of the common stock.

        The outstanding shares of Series C Preferred Stock may be redeemed at the option of the board of directors as a whole, but not in part, at any time, or from time to time, at a redemption price per share equal to 1,000 (subject to certain adjustments as set forth in our charter) times the Average Market Value of the common stock, plus all accrued and unpaid dividends to and including the date fixed for redemption. The "Average Market Value" is the average of the closing sale prices of a share of the common stock during the 30-day period immediately preceding the date before the redemption date quoted on the Composite Tape for New York Stock Exchange Listed Stocks, or, if the common stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if the common stock is not listed on such exchange, on the principal United States registered securities exchange on which the common stock is listed, or, if the common stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of common stock during such 30-day period on The Nasdaq Stock Market, or if no such quotations are available, the fair market value of a share of common stock as determined by our board of directors in good faith.

        Each share of Series C Preferred Stock entitles its holder to 1,000 votes on all matters submitted to a vote of our stockholders. In general, the holders of shares of Series C Preferred Stock and the holders of shares of common stock vote together as one voting group on all those matters. If the Series C Preferred Stock is listed or admitted to trading on the New York Stock Exchange, approval by the holders of at least two-thirds of the outstanding shares of the Series C Preferred Stock will be required for adoption of any amendment to our charter or bylaws that would materially affect the existing terms of the Series C Preferred Stock.

        Whenever dividends on any shares of Series C Preferred Stock are in arrears for six or more consecutive quarterly periods, the holders of such shares, voting separately as a class with all other series of preferred stock having like voting rights, will be entitled to vote for the election of two additional directors of United Dominion at a special meeting called by the holders of record of at least 10% of the Series C Preferred Stock or the holders of any other series of preferred stock so in arrears or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series C Preferred Stock for the past dividend periods and the current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire board of United Dominion will be increased by two directors.

        The dividend rate on the Series C Preferred Stock, the common adjustment, the Series C Preferred Stock redemption price and the number of votes per share of Series C Preferred Stock and certain other terms of the Series C Preferred Stock are all subject to adjustment upon the declaration of any dividend payable in common stock, subdivision of the outstanding common stock or combination of the outstanding shares of common stock into a smaller number of shares.

        The Series C Preferred Stock is not convertible into or exchangeable for any other property or securities of United Dominion except as provided in Article VI of our charter.

        Effective January 6, 2004, we appointed Wells Fargo Bank, N.A. as Rights Agent under the First Amended and Restated Rights Agreement, replacing Mellon Investor Services LLC.

DESCRIPTION OF WARRANTS

        We may issue warrants, in one or more series, for the purchase of our common stock, preferred stock or debt securities. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities.

        The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the common stock, preferred stock or debt securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our stock or debt securities and is not entitled to any payments on any debt securities or shares of stock issuable upon exercise of the warrants.

        A prospectus supplement accompanying this prospectus relating to a particular series of warrants to issue debt securities or shares of stock will describe the terms of those warrants, including:

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  the title and the aggregate number of warrants,

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  the debt securities or stock for which each warrant is exercisable,

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  the date or dates on which the right to exercise such warrants commence and expire,

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  the price or prices at which such warrants are exercisable,

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  the currency or currencies in which such warrants are exercisable,

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  the periods during which and places at which such warrants are exercisable,

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  the terms of any mandatory or optional call provisions,

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  the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration,

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  the identity of the warrant agent, and

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  the exchanges, if any, on which such warrants may be listed.

        You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, our securities at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts.

        The applicable prospectus supplement will describe the terms of any purchase contract. The purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units would be issued, which will be described in more detail in the applicable prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion describes the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT which may be material to purchasers of our securities. This summary is based on current law, is for general information only and is not tax advice. The tax treatment of a holder of our debt or equity securities will vary depending upon the terms of the specific securities acquired by such holder, as well as the holder's particular situation. You are urged to review the applicable prospectus supplement in connection with the purchase of any of our securities, and to consult your own tax advisor regarding the specific tax consequences to you of investing in our securities and of our election to be taxed as a REIT.

        We urge you to consult your own tax advisor regarding the tax consequences to you of the acquisition, ownership and disposition of our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the U.S. federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election and regarding potential changes in applicable tax laws.

General

        We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended December 31, 1972. We believe that we have been organized and operated in a manner that permits us to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below. Although we intend to continue to operate to satisfy such requirements, the actual results of our operations for any particular taxable year may not satisfy such requirements.

        The provisions of the Code, U.S. Treasury regulations promulgated thereunder and other U.S. federal income tax laws relating to qualification and operation as a REIT and the taxation of holders of our securities are highly technical and complex. The following sets forth the material aspects of the laws that govern the U.S. federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and Treasury regulations thereunder, and administrative and judicial interpretations thereof. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

        Morrison & Foerster LLP has acted as our tax counsel in connection with the filing of this prospectus. In connection with this filing, Morrison & Foerster LLP will opine that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of our taxable years beginning with the taxable year ended December 31, 2002 through our taxable year ended December 31, 2005, and if we continue to be organized and operated after December 31, 2005 in the same manner as we have prior to that date, we will continue to qualify as a REIT. The opinion of Morrison & Foerster LLP will be based on various assumptions and representations made by us as to factual matters, including representations made by us in this prospectus and a factual certificate provided by one of our officers. Moreover, our qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Code and discussed below, relating to our actual annual operating results, asset diversification, distribution levels, and diversity of stock ownership, the results of which have not been and will not be reviewed by Morrison & Foerster LLP. Accordingly, neither Morrison & Foerster LLP nor we can assure you that the actual results of our operations for any particular taxable year will satisfy these requirements.

        In brief, if certain detailed conditions imposed by the REIT provisions of the Code are satisfied, entities, such as us, that invest primarily in real estate and that otherwise would be treated for U.S. federal income tax purposes as corporations, generally are not taxed at the corporate level on their "REIT taxable income" that is distributed currently to stockholders. This treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from investing in corporations under current law.

        If we fail to qualify as a REIT in any year, however, we will be subject to U.S. federal income tax as if we were an ordinary corporation and our stockholders will be taxed in the same manner as stockholders of ordinary corporations. In that event, we could be subject to potentially significant tax liabilities, the amount of cash available for distribution to our stockholders could be reduced and we would not be obligated to make any distributions. Moreover, we could be disqualified from taxation as a REIT for four taxable years.

REIT Taxation

        In any year in which we qualify as a REIT, in general, we will not be subject to U.S. federal income tax on that portion of our net income that we distribute to stockholders, except as follows:

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  First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gain. However, we can elect to "pass through" any of our taxes paid on our undistributed net capital gain income to our stockholders on a pro rata basis.

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  Second, under certain circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference.

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  Third, if we have (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

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  Fourth, if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, generally other than, foreclosure property and property involuntarily converted), such income will be subject to a 100% penalty tax.

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  Fifth, as discussed in detail below, if we should fail to satisfy the gross income tests or the asset tests, and nonetheless maintain our qualification as a REIT because certain other requirements have been satisfied, we ordinarily will be subject to a penalty tax relating to such failure, computed as described below. Similarly, if we maintain our REIT status despite our failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, we must pay a penalty of $50,000 for each such failure.

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  Sixth, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts distributed.

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  Seventh, if we acquire any asset from a C-corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C-corporation, and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired such asset, then, to the extent of any built-in, unrealized gain at the time of acquisition, such gain generally will be subject to tax at the highest regular corporate rate.

  •
  Eighth, we may be subject to an excise tax if our dealings with our taxable REIT subsidiaries, defined below, are not at arm's length.

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  Finally, any earnings we derive through a taxable REIT subsidiary will effectively be subject to a corporate-level tax.

Requirements for Qualification

        The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals, as defined in the Code, at any time during the last half of each taxable year; and (7) which meets certain other tests, described below, regarding the nature of its income and assets and minimum distribution requirements with respect to its REIT taxable income.

        The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we were to fail to satisfy condition (6) during a taxable year, that failure would not result in our disqualification as a REIT under the Code for such taxable year as long as (i) we satisfied the stockholder demand statement requirements described in the succeeding paragraph and (ii) we did not know, or exercising reasonable diligence would not have known, whether we had failed condition (6).

        We believe we have issued sufficient stock with sufficient diversity of ownership to satisfy conditions (5) and (6) above. Moreover, to evidence compliance with these requirements, we must maintain records which disclose the actual ownership of our outstanding stock. In fulfilling our obligations to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our stock disclosing the actual owners of our stock. A list of those persons failing or refusing to comply with such demand must be maintained as part of our records. A stockholder failing or refusing to comply with our written demand must submit with his U.S. federal income tax returns a similar statement disclosing the actual ownership of our stock and certain other information. In addition, our charter restricts the transfer of our shares in order to assist in satisfying the share ownership requirements. These restrictions are discussed in more detail above under the heading "Description of Common Stock-Restrictions on Ownership and Transfer."

        Although we intend to satisfy the stockholder demand letter rules described in the preceding paragraph, our failure to satisfy these requirements will not result in our disqualification as a REIT under the Code but may result in the imposition of Internal Revenue Service penalties against us.

        We currently have several direct corporate subsidiaries and may have additional corporate subsidiaries in the future. Certain of our corporate subsidiaries will be treated as "qualified REIT subsidiaries" under the Code. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its outstanding stock and we and the subsidiary do not jointly elect to treat it as a "taxable REIT subsidiary" as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). Thus, in applying the requirements described in this prospectus the subsidiaries in which we own a 100% interest (other than taxable REIT subsidiaries) will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax and our ownership of the stock of such a subsidiary will not violate the REIT asset tests, described below under "Asset Tests."

        In the case of a REIT that is a partner in a partnership, U.S. Treasury regulations provide that the REIT will be deemed to own its proportionate share, generally based on its pro rata share of capital interest in the partnership, of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and the asset tests, described below. Thus, our proportionate share of the assets, liabilities and items of income of a partnership in which we own an interest, directly or indirectly will be treated as our assets, liabilities and items of income for purposes of applying the requirements described below. The taxation of our investments in partnerships is discussed below under "Investments in Partnerships."

        We report our net income based on the calendar year.

Asset Tests

        At the close of each quarter of our taxable year, we generally must satisfy three tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items and government securities (as well as certain temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by us). Second, although the remaining 25% of our assets generally may be invested without restriction, securities in this class generally may not exceed either (1) 5% of the value of our total assets as to any one nongovernment issuer, (2) 10% of the outstanding voting securities of any one issuer, or (3) 10% of the value of the outstanding securities of any one issuer. Third, not more than 20% of the total value of our assets can be represented by securities of one or more "taxable REIT subsidiaries" (described below). Securities for purposes of the above 5% and 10% asset tests may include debt securities, including debt issued by a partnership. However, debt of an issuer will not count as a security for purposes of the 10% value test if the security qualifies for any of a number of exceptions applicable, for example, to "straight debt," as specially defined for this purpose.

        We and a corporation in which we own stock may make a joint election for such subsidiary to be treated as a "taxable REIT subsidiary." The securities of a taxable REIT subsidiary are not subject to the 5% asset test and the 10% vote and value tests described above. Instead, as discussed above, a separate asset test applies to taxable REIT subsidiaries. The rules regarding taxable REIT subsidiaries contain provisions generally intended to ensure that transactions between a REIT and its taxable REIT subsidiary occur "at arm's length" and on commercially reasonable terms. These requirements include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under a specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level or debt-to-equity ratio. In addition, a 100% penalty tax can be imposed on the REIT if its loans to or rental, service or other agreements with its taxable REIT subsidiary are determined not to be on arm's length terms. No assurance can be given that our loans to or rental, service or other agreements with our taxable REIT subsidiaries will be on arm's length terms. A taxable REIT subsidiary is subject to a corporate level tax on its net taxable income, as a result of which our earnings derived through a taxable REIT subsidiary are effectively subject to a corporate level tax notwithstanding our status as a REIT. To the extent that a taxable REIT subsidiary pays dividends to us in a particular calendar year, we may designate a corresponding portion of dividends we pay to our noncorporate stockholders during that year as "qualified dividend income" eligible to be taxed at reduced rates to such recipients. The taxation of U.S. holders of our equity stock is discussed below under "Taxation of Taxable U.S. Holders."

        We have made elections to treat several of our corporate subsidiaries as taxable REIT subsidiaries. We believe that the value of the securities we hold of our taxable REIT subsidiaries does not and will not represent more than 20% of our total assets, and that all transactions between us and our taxable REIT subsidiaries are conducted on arm's length terms. In addition, we believe that the amount of our assets that are not qualifying assets for purposes of the 75% asset test will continue to represent less than 25% of our total assets and will satisfy the 5% and both 10% asset tests.

        Beginning in 2005, if we fail to satisfy the 5% and/or 10% asset tests for a particular quarter, we will not lose our REIT status if the failure is due to the ownership of assets the total value of which does not exceed a specified de minimis threshold, provided that we come into compliance with the asset tests generally within six months after the last day of the quarter in which we identify the failure. In addition, beginning in 2005, other failures to satisfy the asset tests generally will not result in a loss of REIT status if (i) following our identification of the failure, we file a schedule with the Internal Revenue Service describing each asset that caused the failure; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) we come into compliance with the asset tests generally within six months after the last day of the quarter in which the failure was identified; and (iv) we pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate by the net income generated by the prohibited assets for the period beginning on the first date of the failure and ending on the earlier of the date we dispose of such assets and the end of the quarter in which we come into compliance with the asset tests.

Gross Income Tests

        We must satisfy two separate percentage tests relating to the sources of our gross income for each taxable year. For purposes of these tests, where we invest in a partnership, we will be treated as receiving our pro rata share based on our capital interest in the partnership of the gross income and loss of the partnership, and the gross income of the partnership will retain the same character in our hands as it has in the hands of the partnership. The taxation of our investments in partnerships is discussed below under "Investments in Partnerships."

  The 75% Test

        At least 75% of our gross income for a taxable year must be "qualifying income." Qualifying income generally includes (1) rents from real property (except as modified below); (2) interest on obligations collateralized by mortgages on, or interests in, real property; (3) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of our trade or business, or "dealer property"; (4) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (5) abatements and refunds of real property taxes; (6) income from the operation, and gain from the sale of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property, or "foreclosure property"; (7) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property; and (8) income from temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by us.

        Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% test described below) if we, or an owner of 10% or more of our equity securities, directly or constructively owns (i) in the case of any tenant that is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant; or (ii) in the case of any tenant that is not a corporation, an interest of 10% or more in the assets or net profits of such tenant, or a "related party tenant," unless the related party tenant is a taxable REIT subsidiary and certain other requirements are satisfied. In addition, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued generally will not qualify as rents from real property (or as interest income) for purposes of the 75% test and 95% test (described below) if it is based in whole or in part on the income or profits of any person. Rent or interest will not be disqualified, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to tenants, other than through an "independent contractor" who is adequately compensated and from whom we derive no revenue or through a taxable REIT subsidiary. The "independent contractor" or taxable REIT subsidiary requirement, however, does not apply to the extent that the services provided by us are "usually or customarily rendered" in connection with the rental of space for occupancy only, and are not otherwise considered "rendered to the occupant." For both the related party tenant rules and determining whether an entity qualifies as an independent contractor of a REIT, certain attribution rules of the Code apply, pursuant to which ownership interests in certain entities held by one entity are deemed held by certain other related entities.

        In general, if a REIT provides impermissible services to its tenants, all of the rent from that property will be disqualified from satisfying the 75% test and 95% test (described below). However, rents will not be disqualified if a REIT provides de minimis impermissible services. For this purpose, services provided to tenants of a property are considered de minimis where income derived from the services rendered equals 1% or less of all income derived from the property (as determined on a property-by-property basis). For purposes of the 1% threshold, the amount treated as received for any service shall not be less than 150% of the direct cost incurred by the REIT in furnishing or rendering the service.

        We do not receive any rent that is based on the income or profits of any person. In addition, we do not own, directly or indirectly, 10% or more of any tenant (other than, perhaps, a tenant that is a taxable REIT subsidiary where other requirements are satisfied). Furthermore, we believe that any personal property rented in connection with our apartment facilities is well within the 15% restriction. Finally, we do not believe that we provide services, other than within the 1% de minimis exception described above, to our tenants that are not customarily furnished or rendered in connection with the rental of property, other than through an independent contractor or a taxable REIT subsidiary. We do not intend to rent to any related party, to base any rent on the income or profits of any person (other than rents that are based on a fixed percentage or percentages of receipts or sales), or to charge rents that would otherwise not qualify as rents from real property.

  The 95% Test

        In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income for a taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends from a corporation (including a taxable REIT subsidiary) and interest on any obligation not collateralized by an interest on real property are included for purposes of the 95% test, but not (except with respect to dividends from a REIT) for purposes of the 75% test. For purposes of determining whether we comply with the 75% and 95% tests, gross income does not include income from "prohibited transactions" (discussed below).

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate or other swaps, caps and floors, or options to purchase such items, and futures and forward contracts. Through the end of our 2004 tax year, to the extent that we entered into an interest rate swap or cap contract, option, futures contract, forward rate agreement or any similar financial instrument to hedge our indebtedness incurred to acquire or carry "real estate assets," any periodic income or gain from the disposition of such contract was qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Beginning in 2005, to the extent a transaction meets certain identification requirements and hedges any indebtedness incurred or to be incurred to acquire or carry "real estate assets," including interest rate hedges as well as other types of hedges, any income or gain from the disposition of such a hedging transaction will be disregarded in applying the 95% gross income test, but will continue to be taken into account as nonqualifying income for purposes of the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        Our investment in apartment communities generally gives rise to rental income that is qualifying income for purposes of the 75% and 95% gross income tests. Gains on sales of apartment communities, other than from prohibited transactions, as described below, or of our interest in a partnership generally will be qualifying income for purposes of the 75% and 95% gross income tests. We have leases on certain other properties that we own and we treat the income from those leases as nonqualifying income for purposes of the 75% and 95% gross income tests; however, we anticipate that income from those properties and our other investments will not result in our failing the 75% or 95% gross income test for any year.

        Even if we fail to satisfy one or both of the 75% or 95% tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions will generally be available if our failure to comply was due to reasonable cause and not to willful neglect, and we timely comply with requirements for reporting each item of our income to the Internal Revenue Service. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, we will still be subject to a special tax upon the greater of either (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 90% (95% for 2005 and later taxable years) of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

Like-Kind Exchanges

        We may dispose of our properties in transactions intended to qualify under a provision of the Code which permits the nonrecognition of loss or gain on the exchange of property held for productive use in a trade or business or for investment for property "of like kind." No assurance can be given that our nonrecognition of loss or gain will be respected for U.S. federal income tax purposes. If not, we may be required to make additional distributions to our stockholders under the "deficiency dividend" procedures set forth below.

Annual Distribution Requirements

        To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount equal to at least (A) the sum of (i) 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income over 5% of our REIT taxable income. Such distributions must be paid in the taxable year to which they relate, or in the following twelve months if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. These distributions are taxable to stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates, as the case may be. (However, we can elect to "pass through" any of our taxes paid on our undistributed net capital gain income to our stockholders on a pro rata basis.) Furthermore, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of the amounts actually distributed and the amount of any net capital gains we elected to retain and pay tax on. For these and other purposes, dividends declared by us in October, November or December of one taxable year and payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year.

        We believe that we have made timely distributions sufficient to satisfy the annual distribution requirements. It is possible that in the future we may not have sufficient cash or other liquid assets to meet the distribution requirements, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our REIT taxable income on the other hand. Further, as described below, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. To avoid any problem with the distribution requirements, we will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary, will borrow funds or issue preferred or common stock to satisfy the distribution requirement. We may be required to borrow funds at times when market conditions are not favorable.

        If we fail to meet the distribution requirements as a result of an adjustment to our tax return by the Internal Revenue Service or we determine that we understated our income on a filed return, we may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

        Beginning in 2005, if we should fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, we may retain our REIT qualification if the failures are due to reasonable cause and not willful neglect, and if we pay a penalty of $50,000 for each such failure.

        Under legislation enacted in 2004, the utilization of losses allocable to leased property owned by a partnership having both taxable and tax-exempt partners may be subject to certain limitations. As a result, beginning in 2006, certain losses generated with respect to properties owned by a partnership in which we invest, such as our operating partnerships, may be disallowed, which could increase the amount of distributions we are required to make in a particular year in order to meet the REIT distribution requirements and also could increase the portion of distributions to our stockholders that are taxable as dividends.

Prohibited Transaction Rules

        A REIT will incur a 100% penalty tax on the net income derived from a sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business, which we refer to as a "prohibited transaction." Under a safe harbor provision in the Code, however, income from certain sales of real property held by the REIT for at least four years at the time of the disposition will not be treated as income from a prohibited transaction. We believe that none of our assets is held for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Although we will attempt to ensure that none of our sales of property will constitute a prohibited transaction, we cannot assure you that none of such sales will be so treated.

Failure to Qualify

        If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, nor will they be required to be made. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction and noncorporate distributees may be eligible to treat the dividends as "qualified dividend income" taxable at capital gain rates. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether we would be entitled to such statutory relief.

Investments in Partnerships

        The following discussion summarizes certain U.S. federal income tax considerations applicable solely to our investment in entities treated as partnerships for U.S. federal income tax purposes. The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

  General

        We hold a direct ownership interest in certain partnerships. In general, partnerships are "pass- through" entities which are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We include our proportionate share, based on our capital interest in a partnership, of the foregoing partnership items for purposes of the various REIT income tests, and we include our allocable share of such partnership items in the computation of our REIT taxable income. Any resultant increase in our REIT taxable income increases our distribution requirements, but is not subject to U.S. federal income tax in our hands provided that such income is distributed to our stockholders. Moreover, for purposes of the REIT asset tests, we include our proportionate share, generally based on our capital interest in the partnership, of assets held by the partnerships.

  Tax Allocations with Respect to the Properties

        Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as some of our properties), must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution, or a "book-tax difference." Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Our two material partnership subsidiaries, referred to in this discussion as the "operating partnerships," have property subject to book-tax differences. Consequently, the partnership agreement of the operating partnerships requires such allocations to be made in a manner consistent with Section 704(c) of the Code.

        In general, the partners who contributed appreciated assets to the operating partnerships will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the operating partnerships of the contributed assets (including some of our properties). This will tend to eliminate the book-tax difference over time. However, the special allocation rules under Section 704(c) of the Code do not always entirely rectify the book-tax difference on an annual basis or with respect to a specific taxable transaction, such as a sale. Thus, the carryover basis of the contributed assets in the hands of the operating partnerships can be expected to cause us to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets, in excess of the economic or book income allocated to us as a result of such sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. In addition, the application of Section 704(c) of the Code is not entirely clear and may be affected by authority that may be promulgated in the future.

  Sale of the Properties

        Generally, any gain realized by the operating partnerships on the sale of property held by the operating partnerships will be capital gain, except for any portion of such gain that is treated as certain depreciation or cost recovery recapture. Our share of any gain realized by the operating partnerships on the sale of any "dealer property" generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, as discussed above under "Prohibited Transaction Rules." Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The operating partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating their properties, and to make such occasional sales of their properties as are consistent with our investment objectives. Based upon such investment objectives, we believe that in general our properties should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

Investment in Our Stock

        The following summary describes certain U.S. federal income tax consequences relating to the purchase, ownership, and disposition of our equity stock as of the date hereof. This summary deals only with equity stock held as "capital assets," (within the meaning of Section 1221 of the Code), and does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation, financial institutions (including banks), insurance companies, dealers in securities or currencies, persons subject to the mark-to market rules of the Code, persons that will hold our stock as a position in a hedging transaction, "integrated transaction," "straddle" or "conversion transaction" for U.S. federal income tax purposes, entities treated as partnerships for U.S. federal income tax purposes, U.S. holders, as defined below, that have a "functional currency" other than the U.S. dollar, persons subject to the alternative minimum tax provisions of the Code and, except as expressly indicated below, tax-exempt organizations.

        In addition, if a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a holder of our equity stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. Holders that are partnerships, and partners in such partnerships, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of our equity stock.

        As used herein, the term "U.S. holder" means any beneficial owner of our equity stock who or that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. persons under applicable U.S. Treasury regulations. As used herein, the term "non-U.S. holder" means a beneficial owner of our equity stock who or that is not a U.S. holder.

  Taxation of Taxable U.S. Holders

        As long as we qualify as a REIT, distributions made to our taxable U.S. holders on our equity stock out of current or accumulated earnings and profits (and not designated as capital gain dividends or "qualified dividend income") will be taken into account by them as ordinary income, and U.S. holders that are corporations will not be entitled to a dividends received deduction.

        "Qualified dividend income" of noncorporate taxpayers is currently taxed as net capital gain, thus reducing the maximum tax rate on such dividends to 15% for taxable years ending after December 31, 2002 and beginning before January 1, 2009. In general, dividends paid by REITs are not eligible for the 15% tax rate on "qualified dividend income" and, as a result, our ordinary REIT dividends will continue to be taxed at the higher ordinary income tax rate. Dividends received by a noncorporate stockholder could be treated as "qualified dividend income," however, to the extent we have dividend income from taxable corporations (such as a taxable REIT subsidiary) and to the extent such dividends are attributable to income that is subject to tax at the REIT level (for example, if we distributed less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend; different holding periods apply to our preferred stock.

        To the extent we make distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the U.S. holder, reducing the tax basis of a U.S. holder's equity stock by the amount of such distribution (but not below zero), with distributions in excess of the U.S. holder's tax basis treated as proceeds from a sale of equity stock, the tax treatment of which is described below. Distributions will generally be taxable, if at all, in the year of the distribution. However, any dividend declared by us in October, November or December of any year and payable to a U.S. holder who held our equity stock on a specified record date in any such month shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.

        In general, distributions which are designated by us as capital gain dividends will be taxable to U.S. holders as gain from the sale of assets held for greater than one year, or "long-term capital gain." That treatment will apply regardless of the period for which a U.S. holder has held the equity stock upon which the capital gain dividend is paid. However, corporate U.S. holders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Noncorporate taxpayers are generally taxable at a current maximum tax rate of 15% for long-term capital gain attributable to sales or exchanges occurring on or after May 6, 2003 but before January 1, 2009. A portion of any capital gain dividends received by noncorporate taxpayers might be subject to tax at a 25% rate to the extent attributable to gains realized on the sale of real property that correspond to our "unrecaptured Section 1250 gain."

        We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gain. In such event, we would pay tax on such retained net long-term capital gain. In addition, to the extent designated by us, a U.S. holder generally would (1) include his proportionate share of such undistributed long-term capital gain in computing his long-term capital gain for his taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount so includable), (2) be deemed to have paid his share of the U.S. federal income tax imposed on us on the designated amounts included in such U.S. holder's long-term capital gain, (3) receive a credit or refund for such amount of tax deemed paid by the U.S. holder, (4) increase the adjusted basis of his equity stock by the difference between the amount of such includable gain and the tax deemed to have been paid by him, and (5) in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with U.S. Treasury regulations.

        Distributions made by us and gain arising from the sale or exchange by a U.S. holder of equity stock will not be treated as passive activity income, and as a result, U.S. holders generally will not be able to apply any "passive losses" against this income or gain. U.S. holders may not include in their individual income tax returns any of our net operating losses or capital losses.

        Disposition of Equity Stock.    Upon any taxable sale or other disposition of our equity stock, a U.S. holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received on the sale or other disposition and (2) the U.S. holder's adjusted basis in the equity stock for tax purposes.

        This gain or loss will be a capital gain or loss, and will be long-term capital gain or loss, respectively if our equity stock has been held for more than one year at the time of the disposition. Noncorporate U.S. holders generally are taxable at a current maximum rate of 15% on long-term capital gain. The U.S. Treasury has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate U.S. holders) to a portion of capital gain realized by a noncorporate U.S. holder on the sale of REIT stock that would correspond to the REIT's "unrecaptured

Section 1250 gain." U.S. holders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. holder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our equity stock regardless of its holding period for the shares.

        In general, any loss upon a sale or exchange of our equity stock by a U.S. holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions (actually made or deemed made in accordance with the discussion above) from us required to be treated by such U.S. holder as long-term capital gain.

        Information Reporting and Backup Withholding.    Payments of dividends on our equity stock and proceeds received upon the sale, redemption or other disposition of our shares may be subject to Internal Revenue Service information reporting and backup withholding tax. Payments to certain U.S. holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. Payments to a non-corporate U.S. holder generally will be subject to information reporting. Such payments also generally will be subject to backup withholding tax if such holder:

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  fails to furnish its taxpayer identification number, which for an individual is ordinarily his or her social security number,

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  furnishes an incorrect taxpayer identification number,

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  is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends, or

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  fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and that the Internal Revenue Service has not notified the U.S. holder that it is subject to backup withholding.

        A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the U.S. holder's U.S. federal income tax liability, if any, and otherwise will be refundable, provided that the requisite procedures are followed.

        You should consult your tax advisor regarding your qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable.

  Taxation of Tax-Exempt U.S. Holders

        Based upon a published ruling by the Internal Revenue Service, a distribution by us to, and gain upon a disposition of our equity stock by, a U.S. holder that is a tax-exempt entity will not constitute "unrelated business taxable income," or "UBTI," provided that the tax-exempt entity has not financed the acquisition of its equity stock with "acquisition indebtedness" within the meaning of the Code and the stock is not otherwise used in an unrelated trade or business of the tax-exempt entity. However, for tax-exempt U.S. holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(l7) and (c)(20) of the Code, respectively, income from an investment in us will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt U.S. holders should consult their own tax advisers concerning these "set aside" and reserve requirements.

        Notwithstanding the preceding paragraph, however, a portion of the dividends paid by us may be treated as UBTI to certain domestic private pension trusts if we are treated as a "pension-held REIT." We believe that we are not, and we do not expect to become, a "pension-held REIT." If we were to become a pension-held REIT, these rules generally would only apply to certain pension trusts that held more than 10% of our shares.

Taxation of Non-U.S. Holders

        The following is a discussion of certain anticipated U.S. federal income tax consequences of the ownership and disposition of our equity stock applicable to non-U.S. holders of such shares. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income taxation. Special rules may apply to certain non-U.S. holders such as "controlled foreign corporations" and "passive foreign investment companies." Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

  Distributions from the Company

        1.    Ordinary Dividends.    The portion of dividends received by non-U.S. holders payable out of our current and accumulated earnings and profits which are not attributable to capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, non-U.S. holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of our equity stock. In cases where the dividend income from a non-U.S. holder's investment in our equity stock is effectively connected with the non-U.S. holder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder), the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. holders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder).

        2.    Non-Dividend Distributions.    Unless our stock constitutes a USRPI (as defined below), distributions by us which are not paid out of our current and accumulated earnings and profits will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. If our equity stock constitutes a USRPI, a distribution in excess of current and accumulated earnings and profits will be subject to 10% withholding tax and may be subject to additional taxation under FIRPTA (as defined below). However, the 10% withholding tax will not apply to distributions already subject to the 30% dividend withholding.

        We expect to withhold U.S. federal income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a non-U.S. holder unless (1) a lower treaty rate applies and proper certification is provided or (2) the non-U.S. holder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is effectively connected with the non-U.S. holder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder). However, the non-U.S. holder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

        3.    Capital Gain Dividends.    Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, a distribution made by us to a non-U.S. holder, to the extent attributable to gains, which we refer to as "USRPI Capital Gains," from dispositions of United States Real Property Interests, or "USRPIs," will be considered effectively connected with a U.S. trade or business of the non-U.S. holder and therefore will be subject to U.S. income tax at the rates applicable to U.S. holders, without regard to whether such distribution is designated as a capital gain dividend. (The properties owned by us generally are USRPIs.) Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a corporate non-U.S. holder that is not entitled to treaty exemption. Notwithstanding the preceding, distributions received on our equity stock, to the extent attributable to USRPI Capital Gains, will not be treated as gain recognized by the non-U.S. holder from the sale or exchange of a USRPI if (1) the class of our equity stock held by such non-U.S. holder is regularly traded on an established securities market located in the United States and (2) the non-U.S. holder did not own more than 5% of such class of shares at any time during the one-year period ending on the date of the distribution. The distribution will instead be treated as an ordinary dividend to the non-U.S. holder, and the tax consequences to the non-U.S. holder will be as described above under "Ordinary Dividends."

        Distributions attributable to our capital gains which are not USRPI Capital Gains generally will not be subject to U.S. federal income taxation, unless (1) investment in our equity stock is effectively connected with the non-U.S. holder's U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain (except that a corporate non-U.S. holder may also be subject to the 30% branch profits tax), or (2) the non-U.S. holder is a non- resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present, in which case the non-resident alien individual will be subject to a 30% tax on the individual's U.S. capital gain.

        We generally will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. holder's U.S. federal income tax liability. This withholding will not apply to any amounts paid to a holder of not more than 5% of a class of our equity stock while such class of stock is regularly traded on an established securities market. Instead, those amounts will be treated as described above under "Ordinary Dividends."

        Disposition of Our Equity Stock.    Unless our equity stock constitutes a USRPI, a sale of such shares by a non-U.S. holder generally will not be subject to U.S. federal income taxation unless (1) the investment in the equity stock is effectively connected with the non-U.S. holder's U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder), or (2) the non-U.S. holder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present.

        Our equity stock will not constitute a USRPI if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We believe that we are, and we expect to continue to be, a domestically controlled REIT, and therefore that the sale of our equity stock will not be subject to taxation under FIRPTA. Because at least some classes of our equity stock will be publicly traded, however, no assurance can be given that we will continue to be a domestically controlled REIT.

        Even if we do not constitute a domestically controlled REIT, a non-U.S. holder's sale of our equity stock generally will not be subject to tax under FIRPTA as a sale of a USRPI provided that (1) the shares are "regularly traded" (as defined by applicable U.S. Treasury regulations) on an established securities market and (2) the selling non-U.S holder held (taking into account constructive ownership rules) 5% or less of our outstanding equity stock at all times during a specified testing period. It is currently anticipated that our stock will, in the future, be regularly traded on an established securities market within the meaning of this provision.

        If gain on the sale of our equity stock were to be subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. holder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non- resident alien individuals). In addition, the purchaser of the equity stock could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

        Information Reporting and Backup Withholding.    Backup withholding will apply to dividend payments made to a non-U.S. holder of our equity stock unless the holder has certified that it is not a U.S. holder and the payor has no actual knowledge that the owner is not a non-U.S. holder. Information reporting generally will apply with respect to dividend payments even if certification is provided.

        Payment of the proceeds from a disposition of our shares by a non-U.S. holder made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies that it is not a U.S. holder or otherwise establishes an exemption. Generally, Internal Revenue Service information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of our shares are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a "controlled foreign corporation" for U.S. federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a specified three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the United States, then backup withholding and information reporting generally will apply unless the non-U.S. holder satisfies certification requirements regarding its status as a non-U.S. holder and the broker-dealer has no actual knowledge that the owner is not a non-U.S. holder.

        A non-U.S. holder should consult its tax advisor regarding application of withholding and backup withholding in its particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current U.S. Treasury regulations.

Other Tax Considerations

  Dividend Reinvestment Program

        Stockholders participating in our common stock dividend reinvestment program are treated as having received the gross amount of any cash distributions which would have been paid by us to such Stockholders had they not elected to participate in the program. These distributions will retain the character and tax effect applicable to distributions from us generally. Participants in the dividend reinvestment program are subject to U.S. federal income and withholding tax on the amount of the deemed distributions to the extent that such distributions represent dividends or gains, even though they receive no cash. Shares of our common stock received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost (which is the gross amount of the distribution).

  Possible Legislative or Other Actions Affecting Tax Considerations

        Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S.

federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in us.

  State and Local Taxes

        We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisers regarding the effect of state and local tax laws on an investment in our equity stock.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

        We may sell the offered securities on a delayed or continuous basis through one or more agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement. This prospectus may also be used to offer any of these securities for the account of persons other than us as provided in the applicable prospectus supplement. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development activity and capital expenditures, capital raising activities, rent growth, occupancy and rental expense growth. Examples of forward-looking statements also include statements regarding our expectations, beliefs, plans, goals, objectives and future financial or other performance. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made; and, except to fulfill our obligations under the United States securities laws, we undertake no obligation to update any such statement to reflect events or circumstances after the date on which it is made.

        Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore we cannot assure you that any of these statements included in this document or in the documents incorporated by reference will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

LEGAL MATTERS

        Certain legal matters with respect to the securities being offered hereby will be passed upon for us by Morrison & Foerster LLP. Any agents or underwriters will be represented by their own counsel named in the applicable prospectus supplement.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule for the year ended December 31, 2004 included in our Current Report on Form 8-K filed on November 15, 2005, and has audited management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included in our Annual Report on Form 10-K for the year ended December 31, 2004, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.